Exhibit 6.3

AGENCY MASTER SERVICES AGREEMENT

Standard Terms and Conditions

Agency: RAD Technologies Inc.

Address: 1501 Lincoln Blvd. Venice, CA 90291

Effective Date: August 28, 2023

This Agency Master Services Agreement (the “Agreement”) is made as of the Effective Date by and between Hasbro, Inc., a Rhode Island corporation, with offices located at 1027 Newport Avenue, Pawtucket, RI 02861 and each applicable Affiliate (as defined herein) (collectively, “Client”) and the Agency identified above (“Agency”). The parties agree as follows:

1. SERVICES. Agency will provide the Services described in each statement of work (“SOW”) that the parties may execute from time to time during the term of this Agreement each in accordance with the terms of this Agreement and the applicable SOW. SOWs shall detail the timeline, objectives, deliverables, performance schedules and fees for the Services and shall be substantially in the form of Exhibit A (attached). Agency shall perform the Services in a timely (i.e., in accordance with the completion dates set forth in the applicable SOW or as otherwise communicated by Client to Agency) and professional manner in conformity with the terms of the applicable SOW in all material respects using knowledgeable, trained and qualified Personnel. If at any time Agency becomes aware that it may not be able to perform the Services or deliver any Deliverables by any date set out in the applicable SOW, Agency will promptly notify Client and give details of the reasons for the delay. Agency’s failure to perform the Services would represent a material breach of this Agreement. Agency will provide, at its own expense, a place of work and all equipment, tools, and other materials necessary for provision of the Services, except for information and materials required to be provided by Client (as set forth in the SOW); however, to the extent necessary to facilitate performance of the Services, Client may make its equipment or facilities available to Agency. While on Client’s premises, Agency shall comply and require its employees and agents to comply with Client’s then- current access rules and procedures applicable to all visitors to premises, including those lawful procedures pertaining to safety, security, and confidentiality.

1.1. Terms and Conditions. Each SOW shall set forth the specific category(ies) of Services in which Client or its Affiliate is engaging Agency. The terms and conditions for each category of Services shall be set forth in a separate Exhibit, all of which shall be incorporated into this Agreement by reference. If an SOW contemplates a new category of Services, the relevant Exhibit for such Services will be attached to that SOW and thereby be incorporated into this Agreement such that Agency must comply with its terms when performing such Services under that SOW and any future SOW.

1.2. Inspection, Delivery, and Acceptance of Creative Deliverables. Client may request status updates regarding the progress of Services at any time. Upon the completion of a Deliverable, Agency shall notify Client in writing (via email is acceptable) that it is delivering a Deliverable to Client for Client’s review and acceptance. All Deliverables must be approved in writing by Client before they are released or published, or otherwise made available by Agency to the public, unless an authorized representative of Client has waived such requirement of prior approval in writing. Unless provided otherwise in the applicable SOW, Client will have ten (10) business days following Agency’s notice of delivery of any Deliverable to inspect and evaluate such Deliverable and submit a written notice (via email is acceptable) of acceptance or rejection to Agency. Client may reject or request modifications to all or any portion of the Deliverable if it does not conform to (a) Client’s expectations for such Deliverable, as previously agreed to by the parties, (b) the criteria set forth in the applicable SOW, or (c) the warranties set forth in this Agreement. If Client rejects any portion of the Deliverable, Client shall specify in reasonable detail the reasons for any non-compliance and Agency shall perform additional Services as needed to remedy such non-compliance at no additional charge to Client, or the Fee for such Deliverable may be modified accordingly, at Client’s sole discretion. If Agency fails to correct such non-compliance within two (2) business days of receiving Client’s written notice of the same, Client may: (a) terminate the SOW for material breach in accordance with Section 4 below; (b) terminate the applicable portion of the SOW; or (c) allow Agency to continue to cure non-compliance for an additional period of time agreed to by the parties, provided that in the event of (c), Client shall have a right to a pro-rated reduction of the applicable fee to be paid to Agency for the specific Deliverable(s) based on the amount of time elapsed that the Deliverable failed to conform to the above specifications. If Client requests a modification to a rejected Deliverable, the parties will negotiate a change order to the applicable portion of the SOW. If Client terminates the SOW or a portion thereof, Agency will refund all amounts prepaid for such Deliverable. Payment for such Deliverable prior to inspection will not constitute acceptance thereof and is without prejudice to any claims that Client may have against Agency for breach of Agency’s obligations hereunder.

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1.3. Subcontractors; Personnel. Agency shall not subcontract any portion of its obligations hereunder or any SOW without Client’s prior written consent. If Client authorizes Agency to engage subcontractors to perform Services in connection with this Agreement under an applicable SOW (“Subcontractors”), Agency shall provide Client with a list of Subcontractors that are approved (“Approved Subcontractors”) and engaged under the applicable SOW, including the identity of each such Subcontractor and the scope of Services that each such Subcontractor will perform, in such SOW. Agency shall enter into a written agreement with all Approved Subcontractors which contains terms and conditions consistent with, and at least as favorable to Client as, those contained in this Agreement (including without limitation, applicable representations and warranties and indemnity obligations of Agency hereunder) and names Client as an intended third party beneficiary (the “Subcontractor Agreement”). Agency shall ensure that only employees, officers or directors of: (i) Agency, (ii) authorized Agency’s Affiliates, and (iii) Approved Subcontractors that have signed a Subcontractor Agreement provide the Services. For purposes herein, Agency’s employees, officers, directors, authorized Affiliates, and Subcontractors are collectively defined as (“Personnel”). Agency will require all Personnel to comply with the applicable terms of this Agreement and all applicable SOWs. Agency shall nonetheless remain responsible and liable for the performance of all obligations under this Agreement, and for the acts and omissions of all Personnel, in connection therewith, and no Personnel shall bind or purport to bind Client or excuse Agency from its performance hereunder. Agency shall be responsible for all payments to, and claims by, Personnel, relating to this Agreement, the relevant SOW and the Services performed hereunder and thereunder. Agency will manage the transition of replacement Personnel to minimize impact on the Services provided. Agency shall furnish all Personnel with the necessary tools, supplies and materials to perform the job for which Agency was hired. All Personnel assigned to perform Services hereunder that are in direct contact with Client’s Personnel or play a key role in the Services being rendered will be subject to removal upon Client’s reasonable request, and Agency will promptly remove such Personnel in accordance with each such request.

1.4. Proofreading. To the extent applicable, Agency shall proofread all Deliverables, including those approved in writing by Client, which Agency produces for Client hereunder. Agency shall be responsible for any additional costs incurred by Client as a result of errors by Agency or any third party in production, proofreading, or in connection to the Deliverables.

2. COMPENSATION.

2.1. Fees. Subject to the terms and conditions of this Agreement, Client will pay Agency the fees in accordance with the terms set forth in the applicable SOW (“Fees”) as Agency’s sole and complete compensation for the applicable Services provided by Agency. Fees shall include all applicable sales and/or use taxes. Overages will not be paid unless approved in advance in writing by Client. Except as otherwise specifically set forth herein or in an SOW, no other fees, compensation or expenses will be owed by Client under this Agreement, including without limitation overages or royalties.

2.2. Expenses. Client shall reimburse Agency for third-party costs and expenses incurred in accordance with this Agreement which are documented, reasonable, and necessary for the performance of Services under this Agreement and preapproved by Client in writing (“Expenses”). Agency and its Subcontractors shall not “mark up” Expenses nor shall it or any of its Subcontractors take a commission for any product or services provided for Client. Agency will follow Client’s instructions regarding travel costs, including any guidelines or policies set forth in the applicable SOW or provided to Agency in writing. Agency shall not be entitled to reimbursement for any expenses not pre-approved by Client in writing.

2.3. Invoices and Payment. Unless expressly provided otherwise in the applicable SOW, Agency shall issue invoices monthly in arrears for Fees and Expenses incurred, and Client will pay undisputed amounts to Agency within sixty (60) calendar days after its receipt of a correct invoice. Invoices shall be in a form as Client may reasonably request, containing all detail and supporting documentation set forth in the SOW and indicating all Rebates and Incentives, if any. If Client disputes any invoice in good faith, Client shall provide Agency written notification of such dispute and pay the undisputed portion of such invoice in accordance with this Section but shall be entitled to withhold the disputed amount. Both parties will, in good faith, investigate and attempt to promptly resolve any disputed invoices. Client will promptly pay disputed amounts, if owed, to Agency within sixty (60) days after the dispute is resolved. Agency shall promptly refund any amounts to which it agrees in writing it is not entitled.

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Agreement Standard Terms

2.4. Rebates and Incentives. To the extent applicable, all commissions, rebates, discounts, refunds, credits, and all other sums and all other items of value, whether monetary or otherwise, paid, awarded to, allowed by or given to Agency or any Affiliate of Agency by a third party, whether immediately or on a deferred basis or directly or indirectly to the extent related to (a) the purchase of time, space, goods or services for Client or (b) independently generated as a result of the broader spending of the Agency or its Affiliate with a third party (“Rebates and Incentives”) shall inure to the benefit of Client and will be credited by Agency to Client’s account or refunded to Client within ninety (90) days of the Rebates and Incentives being received by Agency or its Affiliates, unless otherwise agreed by the parties in writing.

3. TERMINATION.

3.1. Termination by Client. Client may terminate this Agreement or any SOW at any time for its convenience, effective upon thirty (30) days’ written notice to Agency. In addition, Client may terminate this Agreement or any SOW immediately upon written notice to Agency if Agency breaches this Agreement or the SOW, as the case may be, and does not fully cure the breach to Client’s satisfaction within fifteen (15) days of Client’s written notice of the breach to Agency.

3.2. Termination by Agency. Agency may terminate this Agreement or any SOW upon written notice to Client if Client breaches this Agreement or the SOW, as the case may be, provided that Client fails to cure such breach within fifteen (15) days following Agency’s written notice. Further, Agency may terminate this Agreement upon written notice to Client thirty (30) days after Agency provides Client written notice, provided that Agency has completed and Client has accepted all Services under any outstanding SOW.

3.3. Termination for Insolvency. Either party may terminate this Agreement immediately upon written notice, if the other party makes any assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of any or all of the other party’s property, or the other party seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding or such a proceeding is instituted against the other party and is not dismissed within five (5) calendar days, or the other party becomes insolvent or, without a successor, dissolves, liquidates or otherwise fails to operate in the ordinary course.

3.4. Effects of Termination. Upon termination or expiration of this Agreement or earlier as requested by Client, Agency will deliver to Client any and all Deliverables (in whatever stage of development or completion), Confidential Information and Intellectual Property provided by or on behalf of Client. Termination of this Agreement shall not serve to terminate all SOWs otherwise indicated in the notice of termination or otherwise mutually agreed by the parties in writing. Upon termination of this Agreement or an SOW, unless the applicable SOW expressly provides otherwise, Client will pay Agency Fees on a proportional basis as set forth in the applicable SOW for Services that are in progress as of the effective date of such termination and reimburse Agency for related Expenses (as set forth in the applicable SOW) incurred by Agency before the effective date of such termination.

3.5. Transition Support. Agency will, for a period of up to sixty (60) days following any termination of all or part of the Services or this Agreement for any reason, and solely at the request and as specified by Client, at a mutually agreeable rate (but no more than the rates in effect immediately prior to termination), continue to provide the Services that were provided prior thereto and any reasonable cooperation that may be required from Agency to effectuate a smooth transition of the affected Services to Client, a successor agency or other Client designee. The rights of Client under this Section 3.5 shall be without prejudice to the parties’ rights to pursue legal remedies for breach of this Agreement, either for breaches before termination or during the period this Agreement is continued in full force post-termination. Agency’s quality and level of performance during such period shall continue to comply with all the requirements of this Agreement.

4. CONFIDENTIAL INFORMATION.

4.1. Use and Disclosure. Agency shall not disclose to Client any Agency Confidential Information unless such information is essential to providing the Services and is identified as “confidential information” in writing. During the Term of this Agreement and at all times thereafter, the parties will (i) hold all disclosed Confidential Information in strict trust and confidence, (ii) refrain from using or permitting others to use Confidential Information in any manner or for any purpose not expressly permitted or required by this Agreement, (iii) except in the performance of the Services, refrain from disclosing or permitting others to disclose any Confidential Information to any third party without obtaining Client’s express prior written consent on a case-by-case basis, and (iv) limit access to the Confidential Information to employees or agents of the recipient who have a reasonable need to have such access in order to perform the Services. The receiving party will protect the Confidential Information of the disclosing party from unauthorized use, access, or disclosure in the same manner as the receiving party protects its own confidential or proprietary information of a similar nature and with no less than the greater of reasonable care and industry-standard care.

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Agreement Standard Terms

4.2. Exceptions. The parties’ obligations under Section 4.1 will not apply with respect to any information (excluding personal information) that (i) the receiving party lawfully knew prior to the disclosing party’s first disclosure to receiving party, (ii) a third party rightfully disclosed to receiving party free of any confidentiality duties or obligations, or (iii) is, or through no fault of receiving party has become, generally available to the public. Additionally, receiving party will be permitted to disclose Confidential Information to the extent that such disclosure is required by law or court order, provided that receiving party notifies disclosing party in writing of such required disclosure and cooperates with disclosing party, at disclosing party’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure, including filing motions and otherwise making appearances before a court.

5. INTELLECTUAL PROPERTY.

5.1. Third-Party Material. Agency shall inform Client in writing if Client’s ownership of Deliverables is limited in any way by the rights of third parties and shall comply with its representations and warranties under this Agreement concerning such rights. Agency will ensure that the scope of any Intellectual Property licensed or obtained by Agency from third parties, including images, illustrations, music, logos or other content (collectively, “Third-Party Material”), obtained by Agency for use in the Deliverables or for performing the Services, shall be sufficient to facilitate the uses contemplated in this Agreement and the applicable SOW, or shall otherwise be consistent with terms agreed to by Client in writing with respect to Third Party Material. With respect to any Third-Party Materials used in, or in connection with, the Deliverables, Agency hereby grants Client a non- exclusive, irrevocable, non-cancellable, sublicensable, transferable, worldwide, royalty-free, perpetual license to use such materials as incorporated in the Deliverables, and derivatives or edited versions thereof, in any media or manner as determined by Client in its sole discretion except as otherwise specifically approved in writing by Client in a SOW.

5.2. Ownership Of Deliverables.

5.2.1. Agency acknowledges and agrees that except as otherwise expressly set forth in this Agreement (including its Exhibits and all SOWs), all Deliverables, any derivative works therefrom, and the results and proceeds of Agency’s Services (other than the Agency Information [as defined below] and Third- Party Materials) will be the sole and exclusive property of Client. The Deliverables are specially requested and ordered by Client and created pursuant to and under Client’s control for use for any purpose, including in audiovisual works and any and all other uses, in any formats and media, whether now in existence or hereafter created, as Client may determine in its sole discretion, All works of authorship which fall within the definition of “works made for hire” under United States Copyright Act of 1976 will be considered works made for hire and owned by Client. To the extent that any of the Deliverables is deemed not to be a work made for hire, Agency hereby irrevocably and unconditionally assigns to Client all of its right, title and interest worldwide in and to such Deliverables, including without limitation all Intellectual Property rights contained therein. All Deliverables shall be original and exclusively created for Client, except for Third-Party Materials. This grant to Client includes all rights generally known as “moral rights,” and Agency hereby waives any moral rights, to the fullest extent permitted by law. If the waiver or assignment by Agency of “moral rights” is not effective, then Agency shall exercise such rights in a manner which recognizes the contribution of, and will not have an adverse effect upon, other parties who have contributed to the Deliverables or Services. If Deliverables are, or include, music, consequent to Client’s ownership of copyright therein pursuant to this Agreement, Client shall also own all writers, publishers, and any other rights, revenues, and shares in connection with such music, unless otherwise specified in the SOW (e.g., for music licensed from third parties under Client’s music licenses).

5.2.2. The compensation payable to Agency pursuant to this Agreement will be Agency’s sole claim and interest regarding the Deliverables and the results and proceeds of Agency’s Services hereunder.

5.2.3. Agency will never at any time during or after the expiration or termination of this Agreement have or claim any Intellectual Property rights in any character name, artwork, material, information, works or Deliverables belonging to or used by Client, regardless whether they shall have been created by or for Agency; it being the intention of the parties to this Agreement that Client now has and shall hereafter have and retain the sole and exclusive rights in any and all such Intellectual Property and Deliverables.

5.2.4. Notwithstanding the foregoing, Client acknowledges that Agency possesses general knowledge, experience, skill, talent, know-how and other information of a first-class agency in the field in which it will provide the Services and Deliverables that was or will be independently developed or acquired by Agency other than on the account of Client and prior to the Effective Date (collectively, “Agency Information”). Agency hereby grants to Client and its Affiliates a perpetual, royalty-free, non- exclusive, non-transferable, irrevocable worldwide license granted to Client and its Affiliates to use, reproduce, publicly display and perform, distribute and create derivative works or otherwise alter such Agency Information in connection with the operation of its business and use of the Deliverables and the Services. The foregoing license includes the right to sublicense these rights to third parties engaged by Client or any of its Affiliates, provided that such third parties use the foregoing solely for the benefit of Client or such Affiliates.

5.2.5. At Client’s reasonable request and at Client’s expense, Agency will, and will cause Personnel to (a) cooperate with and assist Client, both during and after the term of this Agreement, in perfecting, maintaining, protecting and enforcing Client’s rights in the Deliverables, and (b) execute and deliver to Client any documents deemed necessary or appropriate by Client in its discretion to perfect, maintain, protect or enforce Client’s rights in the Deliverables or otherwise carry out the purpose of this Agreement. Agency hereby irrevocably appoints Client as Agency’s true and lawful attorney-in-fact to execute, acknowledge, and deliver any such instruments or documents that Agency fails or refuses to execute, acknowledge, or deliver relating to Client’s ownership and control of the Deliverables.

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5.3. Unsolicited Submissions. Client and its Affiliates have many well-established product lines sold under a variety of brand names (“Client Brands”), and Client and its Affiliates have developed (and have had and will continue to have suggested to them by third parties) a great many ideas relating to the Client Brands. Accordingly, Agency recognizes that any ideas relating to Client Brands which Agency might disclose to Client and/or its Affiliates, whenever and however disclosed (“Client Brand Ideas”), are likely to be similar to ideas developed by Client and/or its Affiliates, submitted to Client and/or its Affiliates by third parties, or in the public domain. In light of the foregoing, Agency agrees that, unless otherwise agreed in writing by Client and Agency, any submission to Client of Client Brand Ideas in any form (including but not limited to pitches, scripts, storyboards, flowcharts, screen layouts, literary material, characters, personalities, dialogue, text, themes, plots, operations, titles, compositions, music, sounds, storylines, inventions, designs, sketches, models, and other written or oral suggestions) is not made in confidence and that Client and/or its Affiliates shall not be prohibited from freely exploiting any such Client Brand Ideas whether or not submitted by Agency. As to any Client Brand Ideas that Agency may disclose to Client, Agency represents and warrants that Agency has the right to make such disclosure to Client and that such disclosure does not violate the copyrights, trademarks, or other rights of any other person or party.

5.4. Client Materials. Agency shall keep Client Materials that are in its possession or control safe and secure. Agency acknowledges that, as between Agency and Client, Client will own all rights, title and interest (including all Intellectual Property) in and to any Client Materials (including any modifications or adaptations of such Client Materials produced in the course of providing the Services). Client hereby grants to Agency a non-exclusive, non-transferrable, revocable license during the Term to use Client Materials solely for the purposes of providing the Services.

6. REPRESENTATIONS AND WARRANTIES.

6.1. By Client. Client represents and warrants to Agency that: (i) it has the authority to enter into and perform this Agreement; and (ii) its execution, delivery and performance of this Agreement will not violate any agreement to which it is a party or any of its properties or assets are bound.

6.2. By Agency. Agency represents and warrants to Client that: (i) it has the authority to enter into and perform this Agreement, (ii) its execution, delivery and performance of this Agreement will not violate any agreement to which it is a party or any of its properties or assets are bound; (iii) it has the requisite skills, resources, personnel, experience and expertise to perform the Services and provide the Deliverables in a timely, professional, and workmanlike manner in conformity with the highest industry standards; (iv) all Deliverables supplied by Agency in connection with this Agreement is Agency’s original work unless identified as and acknowledged in writing to be the work of an identified third party, and none of the Services will infringe, misappropriate or violate any Intellectual Property rights of any person or entity nor will they be subject to any restriction, mortgage, lien, claim, pledge, security interest or encumbrance when delivered by Agency to Client or thereafter; (v) subject to the terms hereof with respect to Agency Information and Third-Party Materials, Agency will not grant, directly or indirectly, any right or interest in the Deliverables to any other person; (vi) it will obtain and maintain at its own expense all necessary approvals, authorizations, permits, licenses, releases, insurance obligations, vendor obligations, similar permissions, and other forms of documentation or authorization to perform the Services and deliver the Deliverables to Client, as applicable; (vii) the Deliverables will conform in all material respects to the specifications, requirements and other applicable terms in the applicable SOW and this Agreement, and in the event a breach of this warranty occurs within sixty (60) days of the relevant delivery, without limiting any other rights or remedies Client may have, Agency will promptly repair or replace the Deliverables at no additional charge to Client; (viii) to the best of Agency’s knowledge, the Deliverables will be free from all material errors, defects, viruses, backdoors, “Trojan Horses”, and other malicious or harmful code of any kind, (ix) Agency’s performance of its obligations hereunder, including the Services and creation and delivery of the Deliverables (and Client’s use thereof) will comply with all Applicable Laws as it relates to the performance of the Services, including, without limitation, export laws and regulations, including trade sanctions programs and restrictions relating to the U.S. Treasury Department’s List of Specially Designated Nationals list and compliance with the data security and privacy provisions set forth under the Agreement; (x) it has not and will not pay, promise, offer, or authorize the payment, directly or through another person or entity, of anything of value for the purpose of inducing or rewarding favorable action or influencing an act or decision in connection with Client’s business to a candidate for public office or to an official or employee of a government, government-controlled entity, public international organization or political party; (xi) it (a) is an equal- opportunity employer and (b) does not and will not discriminate on the basis of age, race, creed, color, religion, gender, sexual orientation, national origin, disability, marital or veteran status or any other basis that is prohibited by law; (xii) shall at all times comply with any Client policies that are supplied to it in writing; and (xii) it shall perform the Services only in the United States unless otherwise specified in the applicable SOW. The Services shall not be performed outside of this location without prior written approval of Client.

7. INDEMNIFICATION AND INSURANCE; LIMITATION OF LIABILITY.

7.1. Indemnification by Client. Subject to and except as provided in the terms, conditions, express representations and warranties provided in this Agreement, Client shall indemnify, defend save and hold harmless Agency, its Affiliates and their officers, directors, employees and agents from any and all damages, liabilities, costs (including attorneys’ fees), losses or reasonable expenses arising out of any claim, demand, suit or action by a third party (“Third-Party Claim”) to the extent arising out of Client’s fraud, gross negligence or willful misconduct or material breach of Client’s representations or warranties under this Agreement.

7.2. Indemnification by Agency. Subject to and except as provided in the terms, conditions, express representations and warranties provided in this Agreement, Agency shall indemnify, defend save and hold harmless Client, its Affiliates and their officers, directors, employees, and agents (collectively, “Client Indemnitees”) from any and all damages, liabilities, costs (including attorneys’ fees), losses or expenses to the extent arising out of any Third-Party Claim arising out of (i) any breach or alleged breach of Agency’s representations, warranties, obligations, agreements and covenants under this Agreement, (ii) Agency’s or it’s Subcontractors or Personnel’s fraud, gross negligence or willful misconduct, (iii) any death, injury to person or damage to property in connection with the Services caused by the acts or omissions of Agency, its Personnel and agents (including, without limitation when on premises owned, leased or occupied by Client), (iv) the Deliverables, (v) any alleged or actual violation by Agency of any Applicable Law of any applicable jurisdiction or (vi) any claim by a Subcontractor or any third party arising out of agreements between Agency and such parties that are made in furtherance of Agency’s Services under this Agreement.

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Agreement Standard Terms

7.3. Indemnification Process. In the event of any Third-Party Claim for which a party is or may be entitled to indemnification hereunder, the indemnified party may, at its sole option, assume sole control of the defense of such Third-Party Claim without forfeiting its rights to indemnification hereunder or require the indemnifying party to defend such Third-Party Claim, in either case at the indemnifying party’s sole expense. The indemnifying party may not agree to settle any such Third-Party Claim without the indemnified party’s express prior written consent. Each party shall promptly notify the other when it learns of facts or circumstances which could reasonably lead to the application of these indemnification provisions and to deliver to the other a copy of the claim and all supporting documents submitted by the claimant (however, the failure to provide such notice and/or documentation shall not result in a forfeiture of such party’s right to be indemnified as set forth in this Section 7, except to extent that such failure materially impairs such party’s ability to defend the Third Party Claim). Each party will fully cooperate with the other in attempting to resolve any claim.

7.4. Insurance; Background Checks.

7.4.1. Insurance. Agency shall, at Agency’s sole expense, maintain the following insurance:

Commercial General Liability Insurance including contractual coverage: The limits of this insurance for bodily injury, property damage, personal injury claims, including products/completed operations, and contractual liability combined shall be at least: Each Occurrence Limit: $1,000,000; General Aggregate Limit: $2,000,000; Products-Completed Operations Limit: $1,000,000; and Personal and Advertising injury Limit: 1,000,000.

Workers’ Compensation Insurance: Such insurance shall provide coverage in amounts not less than the statutory requirements in the state where the work is performed, even if such coverages are elective in that state.

Employers Liability Insurance: Such insurance shall provide limits of not less than $1,000,000 per occurrence.

Automobile Liability with a limit of not less than Three Hundred Thousand Dollars (U.S. $300,000.00) bodily injury and property damage per accident.

Fidelity Crime Bond Insurance: Such insurance shall (i) cover employee theft of funds, including thefts arising from social engineering attacks, listing Client and/or its Affiliates as additional insured and loss payee to the extent funds intended to pay Client expenses are stolen or transferred to unapproved third parties; (ii) provide limits of not less than: $2,000,000 per occurrence and $2,000,000 for annual aggregate.

Cyber Liability: Such insurance shall (i) cover loss, damage or claims arising from breaches or violations of privacy and/or network security, as well as the remedies required by law arising from such privacy or network security breaches or violations; (ii) provide limits of not less than: $2,000,000 per occurrence and $4,000,000 for annual aggregate.

Professional/Advertisers Liability: Such insurance shall (i) cover errors and omissions arising from services provided, including but not limited to incidents of infringement, misappropriation or similar violations of intellectual property rights, such as copyright, trademark, trade dress, domain name, title or slogan, service mark; (ii) provide limits of not less than: $2,000,000 per occurrence and $4,000,000 for annual aggregate.

Media, Software and/or Hardware Errors and Omissions Liability Insurance, and/or Professional Liability Insurance: Such insurance shall, (i) cover the liability of Agency by reason of any actual or alleged error, omission, negligent act or wrongful act of Agency committed in rendering or failing to render any products or services in accordance with this Agreement; the liability shall include damage to and loss of intangible property, including data lost or incorrectly transmitted or recorded; (ii) provide limits of not less than $5,000,000 per occurrence; and (iii) be maintained for a period of not less than two years after the expiration of this Agreement.

7.4.2. The insurance specified in above shall: (a) name Client, its Affiliates and its and their directors, officers, employees and agents as additional insureds, and (b) provide that such insurance is primary and noncontributory coverage with respect to all insureds and additional insureds.

7.4.3. The above insurance coverages may be obtained through any combination of primary and excess or umbrella liability insurance. Client may require higher limits or other types of insurance coverage(s) as necessary and appropriate under the applicable SOW.

7.4.4. Agency shall provide at Client’s request certificates evidencing the coverages, limits and provisions specified above on or before the execution of the Agreement and thereafter upon the renewal of any of the policies. Agency shall require all insurers to provide Client with a thirty (30) day advanced written notice of any cancellation, nonrenewal or material change in any of the policies maintained in accordance with this Agreement.

7.4.5. Agency will waive against Client property damage claims that are to be covered by the property damage insurance Agency maintains and will cause its insurer to waive subrogation claims.

7.4.6. Background Checks. If Personnel will be performing the Services on Client’s premises, will be interacting with consumers on Client’s behalf, or will have access to Client’s network systems, Agency represents that it will conduct background checks on Personnel, at Agency’s expense in accordance with Client’s background check policy at the time. No Personnel can perform Services unless and until such Personnel passes a background check.

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8. AUDIT.

8.1. Upon reasonable notice from Client, Agency shall permit Client and its independent third-party auditor with reasonable access and assistance to inspect, examine, audit and copy (i) facilities employed by Agency (or Subcontractor) for performing the Services, and (ii) all books and records created or maintained by Agency reflecting Agency’s performance of the Services, and compliance with this Agreement, whether held by Agency, its Affiliates, vendors or Personnel (“Records”). Such Records include, but are not limited to, finance processes, invoices and supporting documentation (including documentation evidencing any Rebates and Incentives as set forth in the applicable SOW), purchase orders, bids, vendor contracts and invoices (regardless of whether such contracts are with Agency or an Affiliate of Agency), cancelled checks or wire payments, written policies and procedures, promotional consideration or similar credits, research billed to Client, and any other documentation relating to the Services hereunder. All Records shall be maintained in accordance with generally accepted accounting principles consistently applied and in such manner as may be readily audited.

8.2. Client shall determine the scope of an audit in its sole discretion. All third parties involved in performing an audit will be required to sign an agreement with Agency to protect the confidentiality and use of Agency information prior to the commencement of such review.

8.3. Each audit shall be conducted during Agency’s regular business hours and in such a manner as to not unduly interfere with Agency’s operations. All Records may be inspected, audited and copied either (i) at the locations at which they are located upon reasonable advance notice and at such reasonable times as Client may determine, or (ii) at one central location upon the delivery of advance written notice of at least thirty (30) days during normal business hours and at such reasonable times as Client may determine following such notice period.

8.4. If any such audit reveals an overcharge to Client by Agency, its vendors or Affiliates, Client shall notify Agency of the amount of such overcharge and Agency shall pay Client the amount of the overcharge, plus interest at the rate of one percent (1%) per month from the date of receipt by Agency of notice of the overcharged amount until the date of payment to Client. If any such audit reveals an overcharge to Client of five percent (5%) or more, Agency shall reimburse Client for the cost of such audit. Agency shall provide Client with a copy of any independent audits performed for Agency relating to its policies and procedures for safeguarding Confidential Information, including but not limited to Personal Information upon request by Client. Such requests shall be in addition to any other audit rights as set forth herein.

9. PRIVACY AND DATA SECURITY

9.1. Compliance. Agency further represents and warrants that: (i) its performance hereunder (including the performance of any Subcontractor or other third party engaged by Agency hereunder) and the Deliverables will comply with all Applicable Data Privacy & Security Laws; (ii) Agency will not collect, access, handle, store, disclose, process (as such term may be defined under the Applicable Data Privacy & Security Laws) or otherwise use any information that identifies, relates to, describes, is capable of being associated with or identifying, or could reasonably be linked, directly or indirectly, with a particular individual, consumer, household, or device, and/or any other information that is regulated as “personal data”, “personal information,” or “personally identifiable information,” or similar term as such terms are defined under Applicable Data Privacy & Security Laws (collectively, “Personal Information” or “Personal Data”) in the Deliverables or Services or otherwise in connection with Agency’s performance under this Agreement without (a) prior written approval from Client’s Legal Department; and (b) any necessary contractual provisions being put in place between Agency and Client where required by Client and/or Applicable Data Privacy and Security Laws; and (iii) Agency will not engage in or enable (or permit any third party to engage in or enable) any retargeting, remarketing, online profiling or online behavioral advertising on Client’s behalf, including on Client’s Online Services (defined below), without prior written approval from Client’s Legal Department. Agency acknowledges and agrees that it is solely responsible for complying with Applicable Data Privacy & Security Laws in the context of the provision of the Services and delivery of the Deliverables, including but not limited to requirements to: (a) provide transparency or fair processing notices to data subjects, (b) have in place a lawful basis for processing personal data, (c) have in place a lawful condition for processing special categories of personal data; and (d) collect and store records of valid consent/explicit consent (where applicable) in respect of (b) and (c).

9.2. Client’s Online Services. Agency: (i) acknowledges that Client treats all of its websites, mobile apps, social media platforms and channels, online entertainment channels, online games, connected toys, console games, and other Internet- connected services that are owned or operated by Client or one of Client’s agents (collectively, “Online Services”), as “directed to children” and therefore subject to COPPA and the COPPA Rule, unless such Online Service is one of the certain, limited exceptions maintained by Client, which shall be provided upon Agency’s written request; and (ii) represents and warrants that Agency will provide the notice in (i) above to any Personnel or other third party engaged by Agency pursuant to this Agreement. Notwithstanding the foregoing, Agency’s activities hereunder (or those of any Subcontractor or third party engaged by Agency), including without limitation use of any technology, may not allow the collection, handling, use, storage, transfer, or disclosure of Personal Information from or about the users of any of Client’s Online Services, absent prior written notification to Client and prior written consent from Client’s Legal Department. To the extent Client’s Legal Department provides consent to Agency collecting data on Client’s behalf in connection with the Services, Client may require that Agency be subject to separate terms and conditions governing the collection of data as may be outlined in the applicable SOW.

9.3. Performance Metrics. To the extent Agency will provide Client with performance metrics in connection with Agency’s performance under this Agreement, such information will be provided as directed by Client, will be reported to Client on an aggregated basis only, and will not include Personal Information unless specifically authorized by Client’s Legal Department in writing.

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Agreement Standard Terms

9.4. Security. Agency represents and warrants that it will: (i) install and maintain industry-standard security measures for its facilities, networks, and systems; (ii) implement and maintain reasonable physical, technical, and administrative safeguards to protect all Client data, including without limitation, the Deliverables, Confidential Information, and any Personal Information collected, handled, stored, disclosed, or otherwise used by Agency hereunder from unauthorized access, destruction, use, modification or disclosure; and (iii) if permitted by Client, access Client’s facilities, networks, and/or systems: (A) only for the limited purpose(s) permitted by Client; (B) only for the period of time necessary to fulfill Agency’s obligations hereunder; and (C) in full compliance with any restrictions and/or security protections provided to Agency by Client from time to time. For the purposes of this Section 9.4(iii)(C), Agency shall: (1) limit access to Client accounts and account credentials to only those Personnel who have a need to know the information for the purposes of performing this Agreement and who are bound by the obligations hereunder; (2) keep Client account credentials secure and will not share such information with any third parties without Client’s prior written approval; and (3) enable privacy controls and settings in compliance with Applicable Data Privacy & Security Laws in its performance hereunder. Agency will conform to, and operate in accordance with, the specifications set forth by Client for each SOW and, if applicable, Agency will conform to the World Wide Web Consortium’s Web Content Accessibility Guidelines, as updated or amended during the Term. Agency will also include all rights necessary for Client to access and use the Services and the Deliverables and represent and warrant that such access and use does not and will not: (1) contain computer instructions whose purpose is to disrupt, damage or interfere with Client’s use of any Deliverables or any other information proprietary to Client; (2) use, embed or incorporate any software which is subject to any open source or other similar types of license terms without the prior written consent of Client, which may be withheld by Client in its sole and absolute discretion; and (3) subject Client or its Intellectual Property to the terms and conditions of any open source, shrink-wrap or click-through licensee or web-posted terms and conditions.

9.5. Data Privacy Notice. To the extent applicable based on the Services under a specific SOW, Agency warrants that in compliance with the California Consumer Privacy Act of 2018 (“CCPA”), Client has provided Agency with a copy of Client’s Data Privacy Notice.

10. EXTENSION OF AGREEMENT TERMS TO CLIENT AFFILIATES.

Agency shall extend the terms of this Agreement to Client Affiliates who elect to purchase any products and/or Services, upon entering into a separate SOW directly between such Client Affiliate and Agency; provided that said SOW expressly incorporates by reference the terms and conditions of this Agreement. The terms of this Agreement shall be incorporated by reference into each SOW as if this Agreement was separately executed solely by such Affiliate with Agency. If Client or its Affiliate issues a SOW pursuant to this Agreement, then Client or that issuing Affiliate shall be solely liable under and for such SOW, and no other entity shall be liable or responsible for anything relating to that SOW. For purposes of further clarity, Agency acknowledges and agrees that Client and any Client Affiliate not issuing the SOW shall not be jointly, severally, or liable in any other manner with respect to such SOW, and Agency hereby irrevocably and unconditionally releases each of those entities from any and all claims, liability, losses, damages, costs and expenses with respect to that SOW.

11. RELATIONSHIP OF THE PARTIES.

Agency’s relation to Client under this Agreement is that of an independent contractor. Nothing in this Agreement is intended or should be construed to create a partnership, joint venture or employer-employee relationship between Client and any of Agency’s Personnel. Agency shall not take a contrary position in the event of any claim or proceeding. Agency agrees that Agency will not be entitled to any compensation, options, stock or other rights or benefits accorded to Client employees, waives any right to them and promises never to claim them. Agency shall comply with all tax laws, including tax withholding requirements. Agency is responsible for complying with all Applicable Laws on employment, workplace conduct, the provision of all required benefits, record- keeping and reporting, withholdings, and remittance of taxes. Except as set forth below or otherwise agreed in writing, Agency is not the agent of Client and is not authorized and must not represent to any third party that it is authorized, to make any commitment or otherwise to act on behalf of Client.

12. GENERAL.

12.1. Anti-Bribery Laws and Sanction Attestation. Agency further represents and warrants that neither Agency nor any of its Affiliates, or its or their directors, officers, shareholders, partners, employees, agents, contractors, or anyone acting on its behalf (whether domestic or foreign), (i) in the course of its actions in connection with this Agreement has taken or will take any action that would constitute a violation of any provision of the U.S. Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010, the Brazil Anti-Corruption Law, or any applicable anti-bribery or anti-corruption laws; and (ii) are currently or have ever been listed on (1) the Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List as published by the U.S. Department of the Treasury; (2) the Denied Persons List, the Denied Entities List and the Unverified List as published by the Bureau of Industry and Security at the U.S. Depart of Commerce; (3) any U.K. list of sanctioned or denied groups, entities or persons, including the Office of Financial Sanctions Implementation list of targets; or

(4) the EU’s Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, as such lists may be amended from time to time.

12.2. Governing Law. This Agreement is governed by the laws of the state of Rhode Island, excluding conflicts of laws principles and regardless of the place of its actual execution and performance. Any action arising under or related to this Agreement will be resolved in the state or Federal courts (and the parties hereby consent to personal jurisdiction) in Providence, Rhode Island USA. Any claim arising out of or related to this Agreement must be brought in the initiating party’s individual capacity and not as a plaintiff or class member in any class action or other similar proceeding.

12.3. Assignment. Agency shall not assign, subcontract, delegate or otherwise transfer any of its rights and obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the express prior written consent from an authorized representative of Client.

12.4. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and permitted assigns, including any corporation with which, or into which, Client may be merged, or which may succeed to its assets or business; provided, however, the rights and obligations of Agency are personal and shall not be assigned, delegated or subcontracted by Agency without prior written permission from Client in accordance with the terms hereof.

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Agreement Standard Terms

12.5. Work for Competitors. If Agency performs services, assists, prepares a proposal for services, on behalf of a Client Competitor, or is retained by a Client Competitor, during the Term and/or in the six (6) months thereafter, Agency acknowledges and agrees to implement the following safeguards: (i) Agency Personnel working on Client’s business shall be separated from Personnel working on a Client Competitor’s business (e.g., separate floors or separate parts of the building); (ii) Agency Personnel working on a Client Competitor’s business shall not have access to any materials, information, documentation or data related to Client or the Services; and (iii) Agency shall notify its Personnel in writing of their confidentiality obligations hereunder, including the Client Competitor restrictions, and monitor compliance with such obligations. Agency shall promptly implement these, and any other such necessary safeguards (e.g., use of alternate Agency offices and/or creation of a “conflict shop”) as mutually agreed upon by the parties to ensure compliance with its obligations hereunder.

12.6. Non-Exclusivity. This Agreement does not establish Agency as an exclusive agency of Client during the Term and Client shall not be obligated to use the services of Agency except as specifically set forth in a SOW.

12.7. Force Majeure. If either party is rendered wholly or partially unable to carry out its obligations under this Agreement by reasons or causes beyond its reasonable control, including war (whether or not declared), sabotage, insurrection, rebellion, riot or other act of civil disobedience, act of a public enemy, act of any government or any Agency or subdivision thereof, fire, accident, explosion, epidemic, pandemic, quarantine, restrictions, storm, flood, earthquake, or other act of God, which could not be reasonably expected to be avoided, or new laws or regulations forbidding or limiting the execution of this Agreement (collectively, “Force Majeure”), and such nonperformance, hindrance or delay could not have been foreseen, prevented or minimized by reasonable precautions, then the performance of either party or both parties, as they are affected by such cause, shall be excused during the continuance of any inability so caused, but such inability shall be remedied with all reasonable dispatch, provided, however, that the foregoing shall not be applicable to any obligations of indemnification under Section [8]. If such Force Majeure affecting either party continues for more than thirty (30) days, the party not subject to the Force Majeure may terminate this Agreement. Notwithstanding the foregoing, in no event shall any delay caused by a strike or other labor dispute or failure of a subcontractor to perform excuse Agency’s obligation to perform as required under this Agreement. Agency will maintain a written Business Continuity Plan (“BCP”) to enable Agency to recover and resume the Services provided by the Agency to Client under this Agreement or any applicable SOW in the event of any disruptive event, such as a Force Majeure event. Agency will test its BCP and will continue to conduct sufficient ongoing verification testing for the recovery and resumption of Services and will update its BCP annually. Upon request by Client, Agency will provide Client with a copy of Agency’s BCP policy and a description of Agency’s BCP procedures as they relate to the recovery and resumption of the Services accompanied by a written certification that the BCP has undergone review and testing to account for any changes to the Services. Agency will immediately notify Client of any actual, threatened, or anticipated event that does or may disrupt or impact the Services and will cooperate fully with Client to minimize any disruption and promptly restore and recover the Services.

12.8. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and the parties agree to use good-faith efforts to amend the Agreement to replace the invalidated provision with a substitute that as closely as possible reflects the original intent of the parties.

12.9. Entire Agreement. This Agreement, together with all Exhibits and fully executed SOWs, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Agency for Client with respect to the subject matter of this Agreement. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing. Each SOW will constitute a separate and entire agreement between the applicable Agency and either Client or applicable Client Affiliate entering into such SOW with respect to the subject matter thereof and may only be modified or amended in writing signed by the parties thereto. Each such SOW will be deemed to incorporate the terms and conditions of this Agreement. No waiver by either Agency or Client of the breach of any term or condition of the SOW will constitute a waiver of, or consent to, any subsequent breach of the same or any other term or condition of the SOW.

12.10. Notices. All notices which either Agency or Client is required or may desire to give the other party hereunder shall be sufficiently given if delivered in person or sent by registered or certified mail, or by prepaid overnight courier, addressed to the addresses set forth above or to such other address as shall be furnished in writing by any such party and such notice shall be deemed to have been given when delivered by hand or courier, or three (3) days after being so mailed. With respect to each SOW, all notices which either the applicable Agency or the Client or Client Affiliate that is a party to such SOW is required or may desire to give the other party shall be sufficiently given if delivered in person or sent by registered or certified mail, or by prepaid overnight courier, addressed to the Client address set forth above or in the SOW and to the Agency as set forth in the SOW.

12.11. No Publicity. In no event will Agency issue any public statements, including without limitation any reference to Client within Agency’s website, portfolio, and/or speaking engagement, disclosing the existence of this Agreement or the performance of Services without Client’s express prior written approval.

12.12. Remedies. In addition to any remedies available at law, Client shall be entitled to equitable relief (including without limitation injunctive relief) in the event of actual or threatened breaches of this Agreement, without the necessity of posting a bond. Each party’s remedies for any breach of this Agreement by the other party may include damages, injunctive relief, specific performance and restitution. Each party acknowledges that any breach or threatened breach of Sections [1.4, or 5] of this Agreement could cause irreparable injury for which monetary damages may not be an adequate remedy and, therefore, such party will be entitled to seek injunctive relief (including specific performance) without need for bond. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

12.13. Electronic Signatures. This Agreement may be executed in one or more counterparts, each copy of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. The parties intend to allow for the electronic execution, imaging and storage of this Agreement and the admissibility into evidence of such an image in lieu of the original paper version of this Agreement. The parties stipulate that any computer printout of any such image of this Agreement shall be considered to be an “original” under the applicable court or arbitral rules of evidence when maintained in the normal course of business and shall be admissible as between the parties to the same extent and under the same conditions as other business records maintained in paper or hard copy form. The parties agree not to contest in any proceeding involving the parties in any judicial or other forum the admissibility, validity, or enforceability of any image of this Agreement because of the fact that such image was stored or handled in electronic form.

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Agreement Standard Terms

13. DEFINITIONS. In addition to the definitions set forth in this Agreement, the following terms shall have the meanings as used in this Agreement set forth below:

13.1. “Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with the subject entity. “Control,” for purposes of this definition, means direct or indirect ownership or control of more than 50% of the voting interests of the subject entity.

13.2. “Applicable Laws” means all applicable laws, rules, regulations, guidelines, self-regulatory practices, reporting requirements, ordinances, orders, decrees, judgments, consent decrees, settlement agreements as enacted and amended from time to time, applicable to a respective party, including without limitation those related to the Federal Trade Commission Guides Concerning the Use of Endorsements and Testimonials in Advertising (16 CFR Part 255), FTC’s Native Advertising: A Guide for Businesses; FTC Enforcement Policy Statement on Deceptively Formatted Advertisements, the Telephone Consumer Protection Act (47 U.S.C. § 227), and the CAN-SPAM ACT (15 U.S.C. 7701)), and those related to data privacy and security (collectively “Applicable Data Privacy & Security Laws”) such as the following: the European Data Protection Directive (95/46/EC) and its successor General Data Protection Regulation (EU 2016/679) (“GDPR”) the GDPR as it has been transposed into UK law by the European Union (Withdrawal) Act 2018, the UK Data Protection Act 2018, the UK Age Appropriate Design Code, the Children’s Online Privacy Protection Act, 15 U.S.C. § 6501 et seq. (“COPPA”), the Children’s Online Privacy Protection Rule (“COPPA Rule”), the California Age- Appropriate Design Code Act, and the California Consumer Privacy Act, California Civil Code § 1798.100 et seq. and its successor the California Privacy Rights Act of 2020 (“CCPA”).

13.3. “Client Competitor” means an individual or entity that, directly or through an Affiliate, engages in the creation, production, distribution, advertising, offering for sale, or sale of products or services in the following categories: toys, games, entertainment, and digital gaming.

13.4. “Client Materials” means any data or information, content, materials, website terms and conditions, policies or guidelines provided by Client or by any third party at the direction of Client in connection with this Agreement, and any other Intellectual Property rights owned by Client, including any Confidential Information provided by Client.

13.5. “Confidential Information” means any and all information related to the business of each party or any Affiliate of such party (including trade secrets, technical information, business forecasts and strategies, marketing plans, customer and vendor lists, personnel information, financial data, and proprietary information of third parties provided to such party or its affiliates in confidence) that such party considers to be confidential or proprietary.

13.6. “Deliverables” means the tangible items produced by Agency or its Affiliates pursuant to a Statement of Work, including all Intellectual Property (except as otherwise set forth herein), at any stage of development, that Agency conceives, creates, develops, or reduces to practice in connection with performing the Services. Deliverables are a subset of Services and any reference to “Services” hereunder shall be deemed to include any Deliverables to be provided under an applicable Statement of Work.

13.7. “Intellectual Property” means all concepts, inventions (whether or not protected under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, publicity rights, names, likenesses, know- how, ideas (whether or not protected under trade secret laws) and all other subject matter protected under patent (or which is not patented, but is subject matter that is protected under patent law), copyright, mask work, trademark, trade secret, or any other proprietary right, whether existing now or in the future, whether statutory or common law, in any jurisdiction in the world, for all media now known or later developed, including all new or useful art, combinations, discoveries, formulae, algorithms, specifications, manufacturing techniques, technical developments, systems, computer architecture, artwork, software, programming, applets, scripts, designs, processes and methods of doing business.

13.8. “Services” means the services to be performed by Agency under this Agreement as set forth in an SOW, together with any or all of the acts, services, tasks, subtasks, work, and/or Deliverables reasonably required to provide Client or its Affiliate(s) with such services in accordance with this Agreement (collectively, “Obligations”), whether or not such inherent or implicit Obligations are expressly identified in the Statement of Work (other than such Obligations that Client or its representatives are responsible for providing as listed in the applicable Statement of Work).

13.9. “Subcontractor” means a person or entity under Agency’s direction and control (e.g., freelancers, consultants and independent contractors) and engaged by Agency to provide Services for Client’s benefit, which Services would otherwise be provided by Agency as part of its staffing and fee hereunder.

13.10. “Term” means one (1) year from the Effective Date, or if later, through completion of any Services for which Agency is engaged prior to the end of the applicable one (1) year period, and unless sooner terminated by either party as permitted hereunder, the Term will automatically renew for up to two (2) additional one (1) year terms without the need for written notice. If Agency has not been engaged to perform any Services under an SOW or paid by Client for a period of twenty-four (24) consecutive months, this Agreement will expire by its terms and without notice to Agency.

13.11. The terms “Controller”, “Data Subject”, “Personal Data Breach”, “Processing”, “Supervisory Authority” and “appropriate technical and organizational measures” shall have the meanings given to them in Applicable Data Privacy & Security Laws, and “Process” and “Processed” shall be construed accordingly.

(Signature page follows)

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Agreement Standard Terms

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	Agency

Signature:	/s/ Jeremy Barnett

Print Name:	Jeremy Barnett

Title:	CEO, RAD AI

Date:	28-Aug-23

By:	Hasbro, Inc.

Signature:	/s/ Kimberly Boyd

Print Name:	Kimberly Boyd

Title:	Head of Global Brands

Date:	29-Aug-23

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Agreement Standard Terms

ATTACHMENTS

TABLE OF CONTENTS1

Page

Exhibit A STATEMENT OF WORK # 1	A1
Exhibit B Production Services	Intentiaonally Omitted
Exhibit C Influencer Services	C5
Exhibit D Content Creation, Work for Hire and other Creative Services	D1
Exhibit E Sweepstakes and Contests	Intentionally Omited
Exhibit G Consulting, Strategic Advice, and Research Services	Intentionally Omited
Exhibit I Media Strategy and Media Buying Services	1

SCHEDULES – see https://docs.hasbro.com/en-us/legal/agency

SCHEDULE 1 Advertising Content Guidelines

SCHEDULE 2 External TikTok Guidelines for Agencies/Third Parties

SCHEDULE 3 [Intentionally Omitted]

SCHEDULE 4 Influencer Disclosure Policy

SCHEDULE 5 Third Party COPPA Notice

SCHEDULE 6 [Intentionally Omitted]

SCHEDULE 7 Form Influencer Contract

1 Additional Exhibits to be included based on subsequent SOWs per Section 1.1 of the Agreement.

Exhibit A

STATEMENT OF WORK # 1

This Statement of Work # 1 (this “SOW” or “Statement of Work”) dated August 18, 2023 (the “SOW Effective Date”) under the Master Services Agreement between Hasbro, Inc. (“Client”) and RAD AI (“Agency”) dated August 18, 2023 (the “Agreement”) is entered into by Client and Agency. The terms and conditions of the Agreement are hereby incorporated herein by reference. In the event of a conflict between the Agreement and this SOW, the terms of the Agreement shall prevail, unless this SOW expressly references the specific provision in the Agreement to be modified by this SOW. All capitalized terms that are used but not defined in this SOW shall have the respective meanings given to them in the Agreement.

1. SOW End Date. August 31, 2023

2. Services and Deliverables.

(a) Categories of Services. Client hereby engages Agency to perform, and Agency agrees to perform, the following category(ies) of Services in accordance with the terms of this SOW and the underlying Agreement (including all relevant Exhibits thereto):

☐ Production Services	☐ Consulting, Strategic Advice, and Research Services
☒ Influencer Services	☐ Website and App Development Services
☐ Content Creation, Work-for-Hire, and other Creative Services	☐ Media Strategy and Media Buying Services
☐ Sweepstakes and Contests	☐ Experiential Services
☐ Agency Promotional Services	☐ Digital Game Integration Services

(b) Description of Services and Deliverables.

RAD AI will provide creative intelligence, identify influencers, contract influencers, and service the entire influencer campaign for Hero Quest. RAD will work with influencers (two Tier 2 and one Tier 1) to create increased awareness for Hero Quest. RAD AI will guarantee a minimum of 230,000 organic views from influencer’s posts. In addition to the 230,000 organic views from the three selected creators, RAD AI will comp an additional 100,000 impressions by “boosting” the top performing content.

Influencer Services. Influencer Campaign Term: Begins on the Effective Date and will continue until the end of the Influencer Campaign Period or for so long as the post on social media platforms as required below (“Social Media Posts”) remain posted online, whichever is later.

● Services Description. Influencer to develop, film and produce certain Influencer Content containing the Required Elements set forth below. Influencer will publish the Influencer Content and the Client Materials on Influencer’s Social Media Channels by the Due Date. Influencer shall deliver the Influencer Content separately to Client in a useable format via a secure method as directed by Client.

(a) Social Media and Influencer Content: To be mutually agreed upon by the parties, based on participants selected by Agency.

(b) Influencer’s Social Media Channel(s): To be mutually agreed upon based on participants selected by Agency.

A-1

(c) Influencer’s Social Media Channel(s) is/are (check one): ☐ child-directed ☒ adult-directed

(d) Required Elements of the Influencer Campaign/Social Media Posts: To be mutually agreed upon in writing with client via email.

(e) Required Metrics: To be mutually agreed upon in writing with client via email.

(f) Due Date: Soft rolling launch early July, through end of July.

Influencer Campaign:

● Brand: Hero Quest

● Product Description: Hero Quest New Expansion

● Influencer Campaign Period: Should end when contracted influencers complete services plus 60- days to collect, analyze and report all performance. For the avoidance of doubt campaign to end no later than September 30th, 2023.

● Influencer Campaign Territory: United States

● Exclusivity: N/A

● Usage: Client will have the right to repost, whitelist, and/or boost Influencer’s Content for 1-12 months Influencer publishes the content.

In connection with the Services, Agency will provide Client with a revocable, non-exclusive, non- transferrable license to access Agency’s proprietary software (the “Platform”). Notwithstanding anything to the contrary in Section 5 of the Agreement, Platform is the Intellectual Property of Agency and Agency shall retain all Intellectual Property rights to the Platform, including but not limited to any customizations, improvements or modifications made at the request of Client.

3. Location where Services/Deliverable will take place (e.g. country). United States

4. Project Timeline: June 1-August 31, 2023

Service(s)–Deliverable(s)	Due Date
Talent Identification/Talent List Rounds 1-3 Delivered for Brand approval June 5th - 16th	June 5-16th
Talent Outreach Begins: Upon Influencer approvals & mandatory deliverables communicated beginning June 6th through 20th	June 6th -20th
Talent Negotiations & Contracting	June 7th through June 25th
Content Creation & Production	Around June 26th
(Pending approvals & implemented feedback) Content Approved : Rolling Launch beginning as early as July 6th through July 15th (Pre- Launch). Post launch content roll out after gaming release throughout July 31st	July 6th – 31st
Comprehensive Wrap Report with Strategic Takeaways	No later than Sept. 1st

A-2

5. Fees and Expenses:

Fee/Payment Milestone Description	Payment Amount ($)
Net 60 upon signing of SOW	$80,000
TOTAL FEES	$80,000

6. Approved Subcontractors: Not applicable

7. Data Collection: To the extent Agency is collecting data on Client’s behalf in connection with the Services, and has obtained prior written approval from Client, Agency shall complete and execute Schedule 6 (as attached) and the terms and conditions set forth shall apply.

8. Electronic Signatures.

This SOW may be executed in one or more counterparts, each copy of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. The parties intend to allow for the electronic execution, imaging and storage of this SOW and the admissibility into evidence of such an image in lieu of the original paper version of this SOW. The parties stipulate that any computer printout of any such image of this SOW shall be considered to be an “original” under the applicable court or arbitral rules of evidence when maintained in the normal course of business and shall be admissible as between the parties to the same extent and under the same conditions as other business records maintained in paper or hard copy form. The parties agree not to contest in any proceeding involving the parties in any judicial or other forum the admissibility, validity, or enforceability of any image of this SOW because of the fact that such image was stored or handled in electronic form.

9. Additional Terms and Conditions.

Agency hereby acknowledges and agrees to the terms of Exhibit(s) C and G attached to this SOW, which is hereby incorporated into the Agreement by reference and shall apply to the Services under this and any future SOW under this Agreement.

(Signature Page Follows)

A-3

IN WITNESS WHEREOF, the parties hereto, each by a duly authorized officer, have entered into this SOW as of SOW Effective Date set forth above.

By:	Rad Intelligence, Inc. (Agency)

Signature:	/s/ Jeremy Barnett

Print Name:	Jeremy Barnett

Title:	CEO

Date:	28-Aug-23

By:	Hasbro, Inc. (Client)

Signature:	/s/ Kimberly Boyd

Print Name:	Kimberly Boyd

Title:	Head of Global Brands

Date:	29-Aug-23

A-4

STATEMENT OF WORK # 2

This Statement of Work # 1 (this “SOW” or “Statement of Work”) dated August 18th, 2023 (the “SOW Effective Date”) under the Master Services Agreement between Hasbro, Inc. (“Client”) and RAD AI (“Agency”) dated August 18th, 2023 (the “Agreement”) is entered into by Client and Agency. The terms and conditions of the Agreement are hereby incorporated herein by reference. In the event of a conflict between the Agreement and this SOW, the terms of the Agreement shall prevail, unless this SOW expressly references the specific provision in the Agreement to be modified by this SOW. All capitalized terms that are used but not defined in this SOW shall have the respective meanings given to them in the Agreement.

1. SOW End Date. October 30th, 2023

2. Services and Deliverables.

(a) Categories of Services. Client hereby engages Agency to perform, and Agency agrees to perform, the following category(ies) of Services in accordance with the terms of this SOW and the underlying Agreement (including all relevant Exhibits thereto):

☐ Production Services	☒ Consulting, Strategic Advice, and Research Services
☒ Influencer Services	☐ Website and App Development Services
☐ Content Creation, Work-for-Hire, and other Creative Services	☐ Media Strategy and Media Buying Services
☐ Sweepstakes and Contests	☐ Experiential Services
☐ Agency Promotional Services	☐ Digital Game Integration Services

(b) Description of Services and Deliverables.

RAD AI will provide creative intelligence, identify influencers, contract influencers, coordinate all production, asset management & oversee posting / quality assurance of content for a minimum of Eight (8) creators each producing a minimum of one (1) piece of content per talent agreement. Deliverables per talent will vary depending on activated priority social media channels, type of content, usage rights. For the avoidance of doubt, RAD AI will begin all influencer negotiations with our standard Organic Usage Period being 12-months from signature date and a minimum of 45- days for Paid Usage of content produced and posted by Influencer(s) for Brand to apply paid boosting and/or RAD AI to facilitate the paid boosting.

Additional Service Request:

RAD AI will provide Project Management–Asset Management & Coordination services to facilitate the TBD publisher “takeover” package surrounding RISK - Strike release across the publishers O&O channels. It’s mutually agreed upon between RAD AI, via written email correspondence, and Hasbro which digital publisher e.g. www.boardgamegeek.com will be connected with RAD AI’s Client Success team. The aforementioned Paid Budget is estimated at $5,000 to $10,000 and RAD AI will invoice Hasbro/Risk Strike for the total amount post-delivery.

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Influencer Services.

Influencer Campaign Term: Begins on the Effective Date and will continue until the end of the Influencer Campaign Period or for so long as the post on social media platforms as required below (“Social Media Posts”) remain posted online, whichever is later.

Services Description. RAD AI will work with Talent / Creator to develop, film and produce certain Influencer Content containing the Required Elements set forth below. Influencer will publish the Influencer Content and the Client Materials on Influencer’s Social Media Channels by the Due Date. Influencer shall deliver Influencer Content separately to Client in a useable format via a secure method as directed by Client.]

(a) Social Media and Influencer Content: To be mutually agreed upon by the parties, based on participants selected by Agency.

(b) Influencer’s Social Media Channel(s): To be mutually agreed upon based on participants selected by Agency.

(c) Influencer’s Social Media Channel(s) is/are (check one): ☐ child-directed ☒ adult-directed

Required Elements of the Influencer Campaign/Social Media Posts: To be mutually agreed upon in writing with client via email.

● Required Metrics: To be mutually agreed upon in writing with client via email.

● Due Date: Please refer to Project Timeline

Influencer Campaign:

● Brand: Risk – Strike

● Product Description: Risk’s newest addition to their portfolio of versions to draw more into the game through it’s quick play time of 20 min. Risk Strike – Hasbro Pulse Product Listing (for more detail)

● Influencer Campaign Period: Will end when contracted influencer(s) complete services plus 60- days to collect, analyze and report on performance. For the avoidance of doubt campaign to end no later than October 30th, 2023 and a comprehensive Creative Intelligence Report delivered within 2 work weeks.

● Influencer Campaign Territory: United States

● Exclusivity: N/A

● Usage: Client retains the right to organically repost any creator produced & approved content to their owned & operated social media channels and website for a period of 12-months. Paid Usage rights per piece of content will be negotiated with each participating influencer and will be a minimum of 45- days for Brand / RAD AI to “boost” the content on the applicable social media platform(s).

● Location where Services/Deliverable will take place (e.g. country). United States

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3. Project Timeline: Effective Signature Date will be no later than October 30th, 2023 (end date of services)

Service(s)/Deliverable(s)	Due Date
Talent Identification/Talent List Creation: Est. Rounds 1 -3 delivered for brand review and approval.	Aug. 1st, through Aug. 11th 2023
Talent Outreach, Negotiations & Contracting: Begins within 48 hours of approved Talent List. Note: Talent need to be set product and will estimate content production to begin within 3-business days of the product arriving in the influencer’s hands.	Week of August 14th to begin negotiations.
(Assuming Product In Influencer Hands) Approved & Negotiated Talent to begin content production and submit to RAD AI / Risk-Strike team with content plus captions for each individual participating.	ONGOING BASIS – Talent R1, R2, R3
Round #1 Talent – Submits content & implements feedback to prepare for social posting.	September 4th through 15th
REPORTING: Bi-Weekly Reports shared via Email & PDF. Including Final Creative Intelligence Report within 2-weeks of the last piece of content going live.	No Later Than 2-weeks from the last piece of approved content going live.

4. Fees and Expenses:

Fee/Payment Milestone Description	Payment Amount ($)
Upon Signature of SOW, 100% of $75,000 to be invoiced on Net 60 terms	$75,000
BoardGameGeek – Publisher Takeover – facilitated by RAD AI	$5,000
TOTAL FEES	$80,000

5. Approved Subcontractors: Not applicable

6. Data Collection: To the extent Agency is collecting data on Client’s behalf in connection with the Services, and has obtained prior written approval from Client, Agency shall complete and execute Schedule 6 (as attached) and the terms and conditions set forth shall apply.

7. Electronic Signatures.

This SOW may be executed in one or more counterparts, each copy of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. The parties intend to allow for the electronic execution, imaging and storage of this SOW and the admissibility into evidence of such an image in lieu of the original paper version of this SOW. The parties stipulate that any computer printout of any such image of this SOW shall be considered to be an “original” under the applicable court or arbitral rules of evidence when maintained in the normal course of business and shall be admissible as between the parties to the same extent and under the same conditions as other business records maintained in paper or hard copy form. The parties agree not to contest in any proceeding involving the parties in any judicial or other forum the admissibility, validity, or enforceability of any image of this SOW because of the fact that such image was stored or handled in electronic form

8. Additional Terms and Conditions.

Agency hereby acknowledges and agrees to the terms of Exhibit(s) C and G attached to this SOW, which is hereby incorporated into the Agreement by reference and shall apply to the Services under this and any future SOW under this Agreement.

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IN WITNESS WHEREOF, the parties hereto, each by a duly authorized officer, have entered into this SOW as of SOW Effective Date set forth above.

By:	Rad Intelligence, Inc. (Agency)

Signature:	/s/ Jeremy Barnett

Print Name:	Jeremy Barnett

Title:	CEO

Date:	28-Aug-23

By:	Hasbro, Inc. (Client)

Signature:	/s/ Kimberly Boyd

Print Name:	Kimberly Boyd

Title:	Head of Global Brands

Date:	29-Aug-23

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Exhibit C

Influencer Services

The following additional terms and conditions apply to Services that include the hiring of talent, influencers, bloggers, endorsers or other third parties who maintain their own video channels, blogs or social media and who are engaged by Agency to create or distribute content which may relate to Client or its products or services (collectively, “Influencers”):

1. Description of Services. Agency shall plan, produce and otherwise execute a promotional campaign for Client or its Affiliate as set forth in the applicable SOW as directed by Client, which shall include, without limitation, the following services (collectively, the “Influencer Services”):

a. Agency will research, vet, and provide Client with prospective Influencers (“Candidates”) for Client’s approval. Agency shall use reasonable efforts to ensure that Candidates meet any preferred characteristics provided by Client and are appropriate for Client as reflected in the section labeled “Protection of Client’s Reputation” below. Agency must receive Client’s prior written approval before offering any Candidate the opportunity to become an Influencer or engaging an Influencer in accordance with the terms hereof. Approval of any Candidate shall be within Client’s sole discretion. Further, Agency shall obtain consent from the parent/guardian of a minor if Agency engages minor as an Influencer.

b. Agency shall identify, engage and manage Influencers. subject to Client’s prior written approval (email sufficient) on a case-by-case basis and shall cause each Influencer to create, produce and upload the social media posts as more fully set forth in the applicable SOW that promote and generates awareness and excitement for Client’s brand(s) (the “Post(s)”).

c. Agency shall cause the Influencers to upload the Posts on dates to be determined and subject to Client’s prior written approval (email sufficient) (the “Upload Date(s)”). Agency shall cause the Influencers to display the Posts beginning on the approved Upload Date of each post and ending one (1) year following the initial upload of each post. For the purposes of clarity, Client reserves the right to request the removal of any Post at any time, for any purpose, in Client’s sole discretion. Agency shall, upon Client’s request, cause the Influencer(s) to immediately remove any Posts from their respective social media channels.

d. Agency shall remain responsible for all acts and omissions of (i) its Personnel, (ii) any third parties involved in the creation or production of the Posts under this Agreement, and (iii) all Influencers.

e. For the avoidance of doubt, Client shall have the full prior right of approval over any and all aspects of the Influencer Services and deliverables provided by Agency and/or each Influencer hereunder.

f. For the avoidance of doubt, Client’s payment to Agency of the Fee shall satisfy Client’s payment obligations hereunder and Influencer shall look solely to Agency for amounts due.

2. Access to Client Profiles. To the extent applicable, Agency’s use, management and operation of the Client’s applicable social media profile(s) (as determined in Client’s sole discretion) at all times be in compliance with all terms and conditions set forth in this Agreement, any appendices attached hereto, and the applicable social media platform’s terms and conditions (including all community guidelines). Agency shall not, without Client’s prior approval, respond to any complaints or negative comments or similar messages on the Client’s channel. Agency shall at all times keep all credentials for the Client’s channel private and confidential, only disclosing such information to Agency’s Personnel on a need-to-know basis and shall immediately notify Client if it suspects or learns of any unpermitted use, sharing, or other “leak” of such credentials.

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3. Grant of Rights. The parties agree that the Post(s) will be exhibited solely on the applicable Influencer’s social media channels solely as agreed to and approved by Client, commencing on the launch date set forth in the SOW; provided, however that Client may freely exhibit the Post(s) on Client’s websites and social media platforms/channels. Client shall have no obligation to remove any Posts on its owned and operated social media pages or websites posted during the Term of this Agreement, provided Client will not re-post or re-share the Posts and it will remain tied to its original post upon expiration of the Term. For the avoidance of doubt, Client may use the Post, including each Influencer’s name and likeness embodied therein, in perpetuity for internal and corporate uses, non-commercial, retrospective, archival, heritage, historical, exhibition, and Client-related editorial material including newsletters, books, yearbooks, catalogues, educational and training materials, magazines and documentaries.

4. Additional Ownership Terms. Client grants to Agency a non-exclusive, royalty-free, worldwide, perpetual, sub-licensable right to use Client’s branding elements, including service marks, trademarks, trade names, trade dress, logos, and other business identifiers (collectively, “Client Branding Elements”), all as reasonably needed for the creation, delivery, exhibition and promotion of the Post(s) hereunder. Agency acknowledges and agrees that Agency does not acquire any right, title or interest in the Client Branding Elements other than the license granted above. Client will promptly supply Agency with a brand graphics package that includes any and all Client Branding Elements.

5. Influencer Engagements In connection with Agency’s engagement of the Influencers hereunder, Agency represents and warrants that: (a) it has in place, or will have in place prior to the publication of any Posts, a written agreement with each Influencer detailing the terms of such Influencer’s engagement including, without limitation, any compensation, number, type and/or scheduling of any required Posts, which agreement shall be provided to Client upon Client’s request and each agreement shall be consistent with the relevant provisions of this Agreement as well as the terms and conditions set forth in Client’s template Influencer Services Agreement (including without limitation, terms therein relating to privacy, laws and other rules, guidelines, and standards relating to children’s advertising practices, and disclosures) as provided in Schedule 7 (available at https://docs.hasbro.com/en-us/legal/agency); (b) Agency will fully discharge all of its obligations to each Influencer performing the Services; (c) Agency and/or Influencer has obtained or will have obtained all rights and any permissions necessary to sublicense any content or other materials owned by third parties from such third parties and from any person or persons to the extent such third-party materials and/or persons appear in the Posts; (d) Agency shall cause each Influencer to perform hereunder in compliance with all Applicable Laws as well as all applicable website terms of services, privacy policies and guidelines applicable to any third party websites, services, locations or venues Influencer uses in performing the Influencer Services hereunder including, without limitation, TikTok, YouTube, Facebook, Instagram, Snapchat and Twitter. In addition, and for clarity, Agency shall comply with (to the extent applicable), and shall ensure that the terms and conditions of each final, executed agreement with each Influencer are consistent with, and that each Influencer and each Post is compliant with, the terms and conditions set forth in the following Schedules (available at https://docs.hasbro.com/en- us/legal/agency) to the Agreement, each as provided by Client and incorporated herein by reference (in each case as applicable based on the relevant Influencer Services):

i. Client’s Advertising Content Guidelines - Schedule 1

ii. Client’s TikTok Guidelines - Schedule 2

iv. Client’s Influencer Disclosure Policy – Schedule 4

v. Client’s Third Party COPPA Notice – Schedule 5

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6. Additional Representations and Warranties.

a. Data Security and Privacy. Further, Agency represents and warrants that Agency shall or shall cause each Influencer to: (i) comply with all Applicable Data Privacy & Security Laws, (ii) acknowledge Client’s Third Party COPPA Notice, at Schedule 5 (available at https://docs.hasbro.com/en- us/legal/agency), and understands that Client treats all of its websites, mobile apps, social media platforms and channels, online entertainment channels, online games, connected toys, console games, and other Internet-connected services that are owned or operated by Client or one of Client’s agents (collectively, “Online Services”), as “directed to children” and therefore subject to COPPA and the COPPA Rule, unless such Online Service is one of the certain, limited exceptions maintained by Client, which shall be provided upon Agency’s written request, and Agency shall cause Influencer to comply with , (iii) unless otherwise instructed in writing by Client, Agency represents and warrants that it will comply with Client’s Third Party COPPA Notice, COPPA, and the COPPA Rule as it relates to any of Client’s Online Services that Client considers “adult directed” (e.g., TikTok), (iv) provide such notice to any third party engaged by Influencer pursuant to this Agreement, (v) not to engage in or enable (or permit any third party to engage in or enable) any retargeting, remarketing, online profiling or online behavioral advertising on Client’s Online Services or otherwise on Client’s behalf without prior written approval from Client’s Legal Department. To the extent Agency’s or Influencer’s activities (or those of any third party engaged by Influencer) hereunder, including without limitation use of any technology, may allow the collection, handling, use, storage, transfer, or disclosure of personal information from or about the users of any of Client’s Online Services, Agency shall notify Client immediately in writing and obtain prior written consent from Client’s Legal Department. Without limiting the foregoing, and in addition to any other representations made by Agency herein, Agency represents and warrants that, unless Agency has notified Client in writing and obtained prior written consent from Client’s Legal Department, the Posts shall be treated as targeting a child audience (also referred to as “directed to children” and/or “made for kids”) and that all applicable social media platform settings, mechanisms, selections and options shall be marked and enabled accordingly.

b. Influencer Posts. Agency represents and warrants, and shall cause each Influencer to represent and warrant that, except for Client Branding Elements, (a) the Posts will be Influencer’s original creations and will not infringe any third-party intellectual property or other rights, (b) Influencer will not include any third party trademarks or copyrighted materials (including but not limited to content, props or music) in the Posts without having all necessary rights to enable Influencer and Client to use such trademarks and/or materials as incorporated into the Posts, for all purposes described herein, without any royalty or other compensation, and (c) the Posts will comply with all Applicable Laws, all applicable social media platforms’ policies, guidelines and codes of conduct, and will include legally sufficient endorsement disclosures and will comply with any written policies or specified guidelines or disclosures provided by Client (including without limitation Client’s TikTok Guidelines (if applicable) at Schedule 2 and Client’s Influencer Disclosure Policy at Schedule 4 (both available at https://docs.hasbro.com/en-us/legal/agency)). Agency and Influencer each further represent and warrant that the Influencer is not a member of SAG- AFTRA or other acting or entertainment union or guild and that the Influencer’s services will be provided on a non-union basis.

7. Influencer Exclusivity. During the Influencer Campaign Period, as provide in the applicable SOW, Influencer will not enter into any agreement for products or services similar to the applicable Client brand(s), the product(s), and related accessories category as set forth in the applicable SOW that compete with the brand or product(s) for which Influencer is providing Social Media Posts, as provided in the applicable SOW. Influencer may appear in the news, information and/or entertainment portion of any TV program, feature film, industry event or similar program regardless of its surrounding sponsors and/or sponsor integrations, as long as such appearance is not primarily for the purpose of promoting a competing product. Influencer will refrain from making any other posts to Influencer’s Social Media Channels for the time period as provided in the applicable SOW.

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8. Usage: Client will have the right to repost, whitelist, and/or boost Influencer’s Content for the time period as provided in the applicable SOW. Any and all proposed use of the name, image, signature, voice and our likeness of Influencer by Client requires prior written approval from Influencer in every proposed instance, except with respect to the Client Materials which does not require Influencer’s approval, it being understood that posting, re-posting, whitelisting, or boosting Social Media Posts without alteration will not require prior written approval.

9. Additional Indemnity Obligations. Agency’s indemnity obligations set forth in the Agreement as they relate to the Influencer Services shall also include any Third-Party Claims arising directly or indirectly from (i) an Influencer’s breach of any obligation under this Exhibit or its agreement with Agency; (ii) any act or omission by any Influencers; (iii) to the extent applicable, Agency’s acts or omissions in connection with its operation of Client’s social media channel(s); and (iv) use of the Posts hereunder, including without limitation, any claims that (a) Influencer’s use of the Post fails to comply with Applicable Laws, and/or (b) the Posts violate the rights of any third party (including without limitation, rights of privacy, publicity, or Intellectual Property rights).

10. Protection of Client’s Reputation. Agency acknowledges that its actions or the actions of the Influencers may affect Client’s reputation or that of Client’s products, and therefore agrees, and will ensure that the Influencers agree: (a) not to post online any obscene, sexually explicit, or graphically violent content, or (b) to take any action or make any statement (including but not limited to the posting of material) that (i) involves moral turpitude; (ii) disparages Client or its products and services; (iii) demeans, ridicules or attacks individuals on the basis of age, color, national origin, race, ethnicity, religion, gender, sexual orientation or disability; (iv) is harmful to children; or (v) promotes tobacco, alcohol, or any products or activities that are illegal. If Client determines that Agency or any Influencer has violated the foregoing provision, or if Agency or an Influencer is engaged in or is charged with criminal activity of any kind during the Term, Client shall have the right to terminate this Agreement, without further obligation, effective immediately upon giving Agency written notice of such termination, and the right to require that Agency immediately terminate any applicable Influencer agreement, without further obligation, effective immediately upon Agency giving Influencer written notice of such termination.

11. Monitoring. Agency represents and warrants that it will strictly comply with the following influencer monitoring policy set forth below in order to verify that Posts created by Influencer are compliant with Applicable Laws (including, without limitation, the FTC’s Endorsement Guides) and contains all required disclosures and indicators as set forth in Schedule 4 (available at https://docs.hasbro.com/en- us/legal/agency) (Influencer Disclosure Policy) or as otherwise instructed in writing by Client. The Endorsement Guides, Influencer Disclosure Policy and any other written instructions from Client are referred to herein collectively as the “Endorsement Disclosure Requirements.”

a. Upon publication, Agency shall verify the Post was posted as approved and complies with the Endorsement Disclosure Requirements. Thereafter, Agency shall monitor the content, checking at random intervals throughout the 30-day window following publication for any modifications made to the approved content and general compliance with the Endorsement Disclosure Requirements. Each Influencer must be checked at least once within that 30-day window following publication of the content. All Agency reviewers will keep a log of name, date/time, content and posts viewed (with URLs linking to each) and will flag/note any issues, including that any Post does not comply with the Endorsement Disclosure Requirements.

b. Logs will be compiled and filed with Client monthly.

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c. Compliance issues will be escalated immediately to Client who will determine what corrective measures need to be taken.

d. If Client determines that Posts are not compliant, it will advise Agency of its determination, and may require certain corrective measures, including: (1) If it is Influencer’s first violation, so long as Agency reasonably determines that violation was inadvertent and Client in its sole discretion agrees with Agency’s determination, Client may require that: (a) Agency issue a written warning to Influencer and require that Influencer take any corrective action required by Client within any specified time frame, including that Influencer immediately take down or correct the non-compliant Post and submit to the same review process specified above. Such Post shall not be re-published until approved by Client; and (b) Agency refrain from making any further payments to Influencer unless and until any required corrective measures have been taken and the corrected Post has been approved by Client; and that if Influencer does not take corrective action within the time frame specified by Client, Agency terminate any agreement with Influencer and that no further compensation shall be paid to Influencer; and (2) if it is Influencer’s second or later violation, or if Client determines in its sole discretion that Influencer’s first violation is not inadvertent, Client may require that Agency remove the non-compliant Influencer from the program and that no further compensation shall be paid to Influencer.

12. Reporting. Agency on behalf of Influencer will make a reasonable good faith effort at both fifteen (15) calendar days and sixty (60) calendar days following the posting of each video to deliver to Client Influencer’s applicable social media demographics, as such demographics relate solely to the Influencer Services herein (to include views, demographics, views by top ten viewership countries, and average watch time). Any such metrics to be provided by Agency on behalf of Influencer will be reported on an aggregated basis only and will not include personal information as applicable in relevant privacy and security laws.

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Exhibit D

Content Creation, Work for Hire and other Creative Services

The following additional terms and conditions shall apply to the extent Agency is providing Content Creation or Creative Services in connection with a SOW:

1. Client Marks. In connection with providing the Services, Agency may wish to utilize the service marks, trademarks, trade dress or logos belonging to Client. Agency shall have no right to use Client’s names, trademarks, service marks, trade dress or logos (collectively, the “Marks”) unless otherwise expressly permitted in this Agreement or the applicable SOW or as otherwise consented to by an authorized representative of Client in writing. If permission is granted, Agency will only use the Marks in the manner in which they are provided to Agency pursuant to the terms of this Agreement or the applicable SOW, in the manner in which the materials the Marks appear in have been approved in writing in advance by Client under Section 2 of the Agreement, and subject to any restrictions noted herein. Agency shall not alter any images of the Marks except as may be directed by Client in writing. Agency shall obtain no rights, title, or interest in the Marks or in any materials produced in connection with this Agreement utilizing the Marks and will return any image or sample provided at the conclusion of this Agreement or upon request of Client. Use of the Marks is subject to the Client’s brand standards, trademark guidelines and approvals. The Marks may only be used in a manner that Agency reasonably believes shall maintain and enhance the goodwill associated with the Marks. The Marks shall not be used in a manner that Agency believes disparages, degrades, diminishes or detracts from the goodwill of the business associated with the Marks, nor shall Agency use the Marks in a manner that Agency believes is scandalous, immoral or satirical. Agency agrees promptly to change the manner of such use if requested to do so. No permission or right is given under this Agreement to Agency or any third party to use any Marks in connection with the trade name or trade style of Agency. Agency will not contest or dispute, directly or indirectly, Client’s proprietary interest in or ownership of the Marks. Use of the Marks per this Agreement, if any, shall immediately cease upon the expiration or termination of this Agreement or the applicable SOW.

2. Developed Marks. As part of this Agreement or any applicable SOW, Agency may create or develop, as Deliverables, trademarks for Client, in the form of taglines, slogans, logos, designs or product and brand names (collectively, the “Developed Marks”), for Client’s use in connection with the Services provided under this Agreement on Client’s behalf. Agency shall not use any Developed Marks except as authorized by Client in writing. Prior to presenting any Developed Marks to Client, Agency shall be responsible for the performance of informal, preliminary trademark searches with respect to Developed Marks created by Agency to be incorporated in materials produced by Agency on Client’s behalf, and shall not present any Developed Marks which, based on Agency’s search, suggest that such Developed Marks are unavailable for the use proposed by Agency. Such searches shall consist of searches via internet search engines (e.g., Google, Yahoo) and an overview search through the U.S. Patent and Trademark Office website. Following such searches, Agency shall provide Client with a summary of such results. Client shall be solely responsible for providing all trademark clearance of any Developed Marks (e.g., conducting trademark searches and determining if such Developed Marks are cleared for use) hereunder, including, without limitation, for all uses in advertising or promotional materials. In addition, in its sole discretion, Client shall handle the applications and registration of any Developed Mark.

3. Domain Names. Agency will not register any domain names on behalf of or in the name of Client, unless expressly authorized by Client in writing. If Agency proposes to Client the purchase of a domain name as part of any Services performed or Deliverables developed hereunder, Agency will notify the authorized Client representative(s) in advance for Client to directly purchase the domain name. Agency hereby acknowledges and agrees that Client will retain exclusive ownership of and the sole right to control any URLs which Client authorizes Agency to register on behalf of Client in furtherance of providing the Services under this Agreement including all right, title and interest in and to the domain name registrations associated therewith, and Agency shall obtain no interest therein.

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4. Fixes; Support. For a period of ninety (90) days after Client’s final acceptance of the Deliverables, Agency will use reasonable commercial efforts to correct any reproducible bugs or errors reported to Agency by Client that cause the Deliverables not to operate in accordance with the functional requirements outlined in the applicable SOW. Unless specifically outlined in an SOW, Agency is not responsible for providing technical support to end-users or any Client customers. Unless specifically outlined in a SOW, Client will provide technical support to end-users and Client’s customers.

5. Credit. Client and its subsidiaries, licensees and transferees have no obligation to give Agency credit on or in connection with any Deliverables created by Agency, or in related advertising and promotion.

6. No Obligation. This Agreement does not obligate Client to use Agency’s Services in the future, or to produce or market or use the Deliverables, in whole or in part, for any purpose. Client shall have fully discharged its obligations hereunder by paying Agency the amount agreed upon in the applicable SOW.

7. Advertising and Social Media Guidelines. Agency shall follow Client’s Advertising Content Guidelines and TikTok Guidelines, as applicable, in connection with its Services hereunder and set forth in Schedule 1 and Schedule 2 (available at https://docs.hasbro.com/en-us/legal/agency) to the Agreement.

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Exhibit I

Media Strategy and Media Buying Services

The following additional terms and conditions will apply with respect to Agency’s provision of media planning, media buying, and/or media placement Services to Client in connection with a SOW:

1. Media Buying.

a.	Agency shall vigorously enforce, at Agency’s expense, any and all rights, remedies and claims available against applicable media owner or vendor (“Vendor”), pass through to Client any reimbursements, penalties, make goods, damages, Rebates and Incentives or other proceeds obtained from such vendor, and ensure the timely performance of such contracts and deliverables. Agency shall use due care and skill in selecting, appointing, instructing, managing and supervising each Vendor and the materials that are created in whole, or in part, based upon information created or supplied by third parties (“Media Materials”). These Media Materials include, but are not limited to, those materials, reports or plans that may be generated utilizing databases or information supplied by Client Vendors. Agency shall take all reasonable precautions to guard against any loss to Client as the result of the failure of Vendors to properly execute their commitments or perform their obligations properly.

b.	Agency will secure Client’s written approval before making any expenditures or commitments on Client’s behalf or releasing any Deliverables to the media. Approval of estimates will constitute approval of all costs and charges included therein.

c.	Agency will use available industry systems, technology and proprietary tools which provide proof of appearance of media placements and ensure placement in compliance with the SOW, Agency’s insertion order, industry best practices, and Client guidelines.

d.	Agency will notify Client in writing promptly if it becomes aware that any Vendor is, or is likely to, prevent from being published or aired, or become unable, for any reason, to publish or air any media placement which has been purchased by or on behalf of Client.

e.	Client retains ownership of all advertising ideas, slogans, plans, materials, and all Intellectual Property prepared or procured by Agency for Client, and the foregoing shall become the property of Client whether or not used.

f.	Agency will require compliance by Vendors with the Internet Advertising Bureau (IAB) Standard Terms and Conditions for Internet Advertising v.3.0 (or such other terms and conditions provided by Client), Client’s Supplemental Terms attached as Appendix A to this Exhibit, and Client’s applicable guidelines provided to Agency in writing, in each case as they may be amended from time to time.

2. Engaging with Media Vendors.

a.	Except where it is customary or required by law (e.g., Canada), Agency will act as agent for a disclosed principal when purchasing media for Client pursuant to this Agreement. All media purchased as an agent will be purchased for Client under the principle of sequential liability, and Agency, on behalf of Client, shall purchase only such media as approved by Client. If a third party is unwilling to agree to sequential liability, such that Agency shall be solely liable for payment of all media purchase authorized in accordance with this Agreement, to the extent the Agency has been paid for such media by the Client. Prior to payment to the Agency, the Client shall be solely liable. If Client pays Agency in full and in accordance with this Agreement for Agency’s purchase of media for Client advertising, then Agency shall be solely responsible for paying for such media.

b.	If late fees are incurred as a result of Client not paying Agency in accordance with the terms hereof, then Client shall be responsible for such late fees, if any, otherwise, Agency shall be solely liable.

c.	If any of the media purchased or contracted for on behalf of Client shall fail to run, Agency will within twenty-four (24) hours of discovery advise Client, and Agency shall either obtain make-good media for Client, a refund or credit (all subject to Client’s approval).

3. Media Billing.

a.	Unless otherwise agreed to by the parties in writing, all media and/or commission billing will be rendered on a monthly basis, based upon estimated expenditures for each assigned product/brand. Approval of estimates by Client will constitute approval of the costs and charges included therein.

b.	Agency shall obtain invoices on a timely basis for media purchased for Client. Client shall remain responsible for payment or reimbursement, as applicable, to Agency for all media purchased (and where applicable, cancellation fees) if Agency provides Client with an invoice within one hundred and twenty (120) days of Agency incurring such expenses. If Client receives an invoice more than one hundred and twenty (120) days of Agency incurring such expenses, Agency shall be deemed to have waived its rights to receive reimbursement for such expenses.

c.	Unless otherwise agreed to by the parties in writing, Client is solely liable for the payment of costs of media placed by Agency in accordance with the terms of this Agreement, and Client is solely liable for the cost of all creative pieces placed by Agency in accordance with the terms of this Agreement, including without limitation, content, production, delivery, and legal review thereof.

4. Media Change Orders/Right to Modify Plan. Client may direct Agency in writing to modify, reject, cancel, or terminate any or all plans, schedules, work in progress and/or media purchases previously approved by Client. Agency shall provide Client with an estimate of fees based on Client’s direction, and Client shall reimburse Agency for all reasonable, out-of-pocket expenses pre-approved by Client and incurred by Agency that result from carrying out Client’s instructions.

5. Transparency.

a.	Agency shall operate on a fully transparent basis when offering and delivering media placements, including, through Programmatic Media. With respect to digital media placements, Agency shall provide Client with access to media buying platforms used in the purchase of digital media placements, including, but not limited to, access to Transaction Data. Agency shall agree with Client regarding all fees and costs associated with delivering media placements.

b.	When and where applicable, Agency shall ensure that contracts with digital Vendors leveraged in the process of purchasing digital media on behalf of Client provide that the digital Vendor shall: (i) provide Agency and Client with access to Transaction Data associated with Client’s media placements on a real-time basis, but no less than twenty- four (24) hours after the applicable media placement was delivered; (ii) clearly label and provide a definition of all data fields and attributes in the Transaction Data and communicate any changes to the fields to Client and Agency in writing; (iii) attest in writing, upon request of Client or Agency, that the Transaction Data provided is accurate and has not been manipulated in any manner; (iv) silo Transaction Data for Client from that of other advertisers; and (v) retain Transaction Data for three (3) years.

c.	The following definitions apply to the terms set forth in this Section:

i.	“Programmatic Media” means the purchase or acquisition of digital or online Media Placements via (i) automated buying platforms, including networks, exchanges, trading desks, and demand-side platforms (DSPs) and, where applicable, supply-side platforms (SSPs); (ii) direct contracts with media publishers; and/or (iii) transacted via an independent or agency trading desk.

ii.	“Transaction Data” means performance metrics as well as pricing, costs and fees incurred in the process of purchasing any media for Client (whether by negotiation or winning bid, independently or jointly with other Agency clients) and any other data reasonably requested (per IAB’s OpenRTB Specifications or similar industry standard or guidelines) by Client in order to validate media placements and the performance, costs, expenses and Vendors leveraged along the supply chain.

1.	“Transaction Data” includes, but is not limited to, event logs (impressions, clicks, conversions) and associated metadata (also referred to as log files).

2.	Agency shall itemize “Transaction Data” costs by Vendor and should separately indicate Net Cost and other costs paid to each Vendor leveraged in the process of purchasing media for Client (either independently or jointly with other Agency clients).

iii.	“Net Cost” means the cost approved by Client in advance which has been invoiced by a Vendor or the cost which a Vendor is entitled to invoice for the supply of media and which has been delivered in accordance with the obligations set out in this Agreement, net of all discounts and commissions. With respect to Programmatic Media, Net Cost means the working media costs only, unless otherwise authorized by Client in writing, which shall be net of all discounts, commissions, ad tech, digital bidding management, campaign management, ad serving, user targeting, verification costs, end-reporting and attribution modelling, data and data management costs, demand side platforms, supply-side platforms, trading desks, digital intermediary costs or other costs.

6. Content Verification, Brand Safety, and Standards.

a.	Unless otherwise agreed to in writing by Client, Agency will use its best efforts to ensure that media placements will appear solely on websites or mobile applications and other media that Client considers safe and protective of its brand (the “Approved List”), if and as provided by Client to Agency in writing from time to time. Client will have the right to amend the Client Approved List from time to time with notice to Agency.

b.	Agency will not, without the prior written consent of Client, place media placements on websites and/or mobile applications (including insertion orders based on non- Programmatic Media buys, unless expressly agreed to by the parties) that it should reasonably be aware are, contain or link to the following content (“Restricted Content”) (and will use appropriate software tools to verify that the websites on the Client Approved List do not contain any Restricted Content): (i) obscene, indecent or pornographic content (including child pornography); (ii) content that is hateful, threatening, harassing or abusive; (iii) violent content; (iv) content liable to incite racial hatred or other forms of unlawful discrimination; (v) content liable to incite acts of terrorism; (vi) content containing excessive profanity; (vii) content relating to illegal drugs or drug paraphernalia; (viii) content relating to the sale of firearms, ammunition or other weapons; (ix) content that is defamatory or trade libelous; (x) content relating to the sale or promotion of counterfeit goods; (xi) content that infringes any third party’s Intellectual Property rights, other proprietary rights or rights of publicity or privacy; (xii) content that contains viruses, Trojan horses, worms, time bombs, cancel bots or other computer programming routines that are intended to damage, surreptitiously intercept, detrimentally interfere with or expropriate any system, data or personal data; (xiii) content that is otherwise harmful, unlawful or illegal; (xiv) URLs (or web pages) that are fraudulent and/or are used for sourcing data that counts or uses in calculations, anything other than natural persons viewing actually displayed media placements in the normal course of using any device, including, without limitation, browsing through online, mobile or any other technology or platform (“Non-Human and Fraudulent Traffic”); (xiv) alcohol-related content; (xv) gambling-related content; (xvi) tobacco-related content; (xvii) content relating to prescription drugs; and (xviii) in the case of child-directed advertising, content that is harmful to Children in any way or otherwise unsuitable for them to view.

For the avoidance of doubt, Non-Human and Fraudulent Traffic includes, without limitation, the inclusion or counting of views: (i) by a natural person who has been engaged for the purpose of viewing such media placements, whether exclusively or in conjunction with any other activities of that person; (ii) by non-human visitors; (iii) combinations of displays directed or redirected by any combination of (i) and/or (ii); and (iv) that are not actually visible to the human eye, discernible to human senses or perceived by a human being.

c.	If Agency discovers or is notified that a media placement has appeared on a website or mobile application that contains or links to Restricted Content, Agency will immediately notify Client and use Agency’s best efforts to remove the media placement immediately upon discovery or notification. In addition, the Client shall be entitled to require the immediate removal, suspension or cancellation of an entire campaign on that Vendor’s platform without penalty.

d.	With respect to digital media placements, Agency shall, in conjunction with the Client, conduct regular reviews, updates and audits of the Restricted Content against all digital media placements. Client shall be entitled to request for specific websites and mobile applications to be removed/blocked from its digital media placements (provided such notice is given at least [24] hours before activation).

e.	Agency will undertake by all legally enforceable means, to ensure that all third parties to which media placements are delivered, displayed or made available have adopted and implemented commercially reasonable Non-Human and Fraudulent Traffic prevention tactics. Without limiting the foregoing, Agency will use commercially reasonable efforts to implement Non-Human and Fraudulent Traffic prevention.

f.	Agency agrees that Client will have no obligation hereunder, for compensation, liability or otherwise in respect of Non-Human and Fraudulent Traffic and will not be billed or required to pay for Non-Human and Fraudulent Traffic and shall only pay for ad impressions, clicks or post- campaign conversions verified by the ad fraud tool(s) as being natural human traffic.

g.	Agency will adopt and implement technology and methodologies (i.e., ad fraud tool(s)), at no additional cost to Client, to track and report to Client accurate media placements and the flow of monies from the Vendors.

h.	Agency will follow any instructions provided by Client in connection with Native Advertising (i.e., product integrations, content sponsorships, or any other form of advertising that bears a similarity to the news, feature articles, product reviews, entertainment, and other material that surrounds it online). Such instructions may include ensuring that any such Native Advertising is clearly, conspicuously, and proximately labelled or identified to consumers as sponsored material or advertising copy in accordance with all Applicable Laws.

Appendix A to Exhibit I

Supplemental Terms for AAAA/IAB Terms and Conditions

The parties agree that to the extent any Insertion Orders entered into between the parties are subject to the AAAA/IAB Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less (Ver. 3.0) (the “Terms”), such Terms shall be amended by this Appendix A – Supplemental Terms (“IAB Amendment”) (collectively, with the Terms, the “IAB Terms”) and, the Master Services Agreement (“MSA”) between RAD Technologies Inc. (“Service Provider”) and Hasbro, Inc. (“Advertiser”), dated August 18, 2023, and the Statement of Work #1 entered into as of August 18, 2023, between the parties; the terms of the MSA and SOW are incorporated by reference into the Agency’s Insertion Order (“IO”). The MSA, IAB Terms and approved SOW and IOs shall collectively be referred to in this Appendix as the “Agreement”. The parties agree that this IAB Amendment shall modify and supplement the Terms, but shall not otherwise alter, detract from, or diminish the Terms. If a capitalized term is used but not defined in this IO, the term will have the meaning given to it in the Terms or the MSA. If there is any conflict between these IAB Terms and the MSA or the SOW, then the conflict shall be resolved in the following order of priority: the SOW, the MSA, these IAB Terms. For the avoidance of doubt, any titles or headings in this IAB Amendment are intended solely for reference purposes and are not intended to explain, modify, or place any construction upon any provisions of this IAB Amendment.

SUBJECT HEADING	MODIFICATION AND/OR SUPPLEMENT
Advertising Materials	The definition of “Advertising Materials” is supplemented to include all content, products, information, marks and materials delivered (directly or indirectly) to Media Company by Advertiser or Agency or otherwise belonging to Advertiser, including all trademarks, copyrights or other forms of intellectual property belonging to Advertiser.

Rewards or Incentivized Content	With the exception of any Site and/or placement identified on the IO that primarily consists of rewarding or incenting users to engage (clicks or actions) with Ads for a perceived value (e.g., cash, points, donation, etc.), Media Company will not serve Ads (or allow Ads or Advertising Material to be placed) without Advertiser’s prior written approval, on any content, application or program (except with respect to run of site inventory or otherwise as contemplated by a program), or sites rewarding or incenting users to engage (clicks or actions) with Advertisers Ads or content for a perceived value (e.g., cash, points, donation).

Distribution Network	Unless otherwise specified in the IO, Media Company will only serve Ads on or within Media Company’s network of advertising channels and/or inventory, including all forms of media, applications, and devices, through which Ads are distributed, whether on or off properties, content, or website pages owned, operated, authorized, monitored or hosted by or for Media Company (“Distribution Network”). Media Company will not serve Ads (or allow Ads to be placed) within (i) third-party inventory (such as ad exchanges, banner farms, resellers or any blind arbitrage networks) without the consent of Agency/Advertiser, or (ii) Sites that allow ad stacking (or stuffing) in page displays or that serve ads within invisible frames.

Viewability	Notwithstanding any other provision or agreement to the contrary, it is expressly agreed and acknowledged that Agency shall be obligated to pay only for 100% human Viewable impressions as measured using the viewable impression data generated by Agency/Advertiser’s chosen Media Rating Counsel (“MRC”) accredited third party vendor (“Accredited Vendor”) for all tracking, reporting and invoicing purposes, and Media Company hereby agrees to accept Agency’s Accredited Vendor data as the basis for measurement and payment for all impressions (CPM inventory) to be provided under this IO. “100% Viewable” means, with respect to display Ads, 100% of the pixels for such Ads are in view at any point in time and, with respect to video Ads, 100% of the video is on screen or viewable and at least 50% of the Ad played, with audio on after user initiation. With respect to mobile Ads, 100% Viewable shall be consistent with the MRC Viewable Ad Impression Measurement Guidelines, available here http://www.mediaratingcouncil.org/063014%20Viewable%20Ad%20Impression%20Guideline_ Final.pdf, but shall be no less favorable than those extended by Media Company to any other client of Agency for the same or similar goods or services. To the extent that Agency’s Accredited Vendor data is not available for all inventory in the IO, Agency shall have the right to extrapolate data from those portions of the IO that were measured by Agency’s Accredited Vendor to the unmeasured portions such that Agency will pay for the same proportion of impressions under both the measured and unmeasured portions of the IO. For clarity and notwithstanding the foregoing, with respect to any display advertising, Agency/Advertiser will only pay for 100% of pixels in view. With any video advertising, Agency/Advertiser will only pay for user initiated views that have been verified by the Accredited Vendor as having all of the following characteristics: (i) displayed with 100% of pixels in view, (ii) played to 50% percent of video completed, and (iii) player audio on throughout the display.

SUBJECT HEADING	MODIFICATION AND/OR SUPPLEMENT
Fraudulent Traffic	“Fraudulent Traffic” means the inclusion in reports, bills or other information and materials associated with the IO, of data that counts or uses in calculations, anything other than natural persons viewing actually displayed Ads in the normal course of using any device, including, without limitation, browsing through online, mobile or any other technology or platform. For the avoidance of ambiguity, Fraudulent Traffic includes, without limitation, the inclusion or counting of views: (A) by a natural person who has been engaged for the purpose of viewing such Ads, whether exclusively or in conjunction with any other activities of that person; (B) by non-human visitors; (C) combinations of displays directed or redirected by any combination of (A) and/or (B); and (D) that are not actually visible to the human eye, discernible to human senses or perceived by a human being. Media Company will establish, implement and use all commercially reasonable technology and methodologies to: (A) prevent Fraudulent Traffic; (B) detect Fraudulent Traffic should it occur; and (C) promptly take steps to prevent continuation and/or recurrence of occurrences thereof. Media Company will ensure, by agreement, instruction or any other legally enforceable means, that all third parties to which Ads are delivered, displayed or made available (including, without limitation, DSPs) have adopted and implemented technology and methodologies (and agreed in writing thereto) to ensure Media Company is in compliance with the foregoing obligations. Media Company agrees that Agency and Advertiser shall have no obligation hereunder, for compensation, liability or otherwise in respect of Fraudulent Traffic and shall not be billed or required to pay for Fraudulent Traffic. To the extent any payment attributable to Fraudulent Traffic is or may be paid by Agency or Advertiser, Media Company shall, within five (5) days, reimburse and refund such payment to Agency or Advertiser (as applicable), together with reasonably adequate documentation to substantiate the accuracy of any such reimbursement or refund.

Tags	Media Company will not allow third parties to place Tags on any Advertiser website in connection with an IO, unless expressly approved by Advertiser or Agency and will take proactive steps to monitor and prevent unauthorized parties or software from calling Advertiser’s Tags and/or unauthorized use of Advertiser Tags.

Trademark, Ad Material and Ad Usage	Media Company does not and will not acquire or claim any right, title or interest in any Ads or Advertising Materials provided by Agency or Advertiser to Media Company, or Advertiser Materials, all of which are the exclusive property of Advertiser. Media Company will not at any time take any action nor fail to take any action, if that act or omission would cause the validity of the Ads or Advertising Materials provided by Agency or Advertiser to Media Company, or Advertiser Materials or Advertiser’s ownership of same to be called into question. If Media Company uses or is deemed to have used any of Advertiser’s intellectual property in the course of performing its obligations under this IO, that usage will not accord Media Company any right, title or interest in any of Advertiser’s intellectual property. All use by Media Company of Advertising Materials provided by Agency or Advertiser to Media Company, or Advertiser Materials shall be in strict conformance with any instructions provided by Agency or Advertiser and will be used by Media Company solely to provide the services under the IO and for no other purpose. For purposes of the integration of Advertiser’s products into the Custom Materials only, Advertiser hereby grants to Media Company and its agents a non-exclusive, limited right and license to photograph, create illustrations, and make audio and video recordings of Advertiser products (including without limitation any product names, signs, displays, designations, logos, artwork, packaging, labeling, trademarks and service marks therein or thereon). Media Company shall acquire no right or interest in such products or the product names, signs, displays, designations, trademarks, service marks, artworks, logos, packaging, labeling, trade dress or other brand indicia appearing on the products, or the copyright therein, except the license granted herein. Media Company shall not, without prior written approval from Advertiser, alter the placement and/or size of names, trademarks, service marks, artwork, logos and/or other brand indicia appearing on such products from such size and placement in standard versions of such products commercially available to the general public.

SUBJECT HEADING	MODIFICATION AND/OR SUPPLEMENT
Indemnification

Section X(a)(i) of the Terms are amended such that the indemnification for the alleged breach of Section XII applies to Media Company’s alleged breach as well as alleged breaches by Media Company Properties, Network Properties, Media Company Affiliate, and Media Company Representative.

The following language is added to the Terms as Section X(a)(iv): (iv) the content of the Sites on which Advertiser’s Ads appear, including the products or services promoted or offered on such Sites;

The following language is added to the Terms as Section X(a)(v): (v) Media Company’s provision of any services hereunder, including without limitation the acts or omissions of any of Media Company’s employees or Suppliers;

The following language is added to the Terms as Section X(a)(vi): (vi) any claim that technology or software provided by Media Company in connection with the IO violates or infringes third party rights or applicable laws, rules or regulations.

Audit

Media Company shall (and shall cause any Third Parties engaged on behalf of Advertiser to) keep accurate books and records in connection with all services, Deliverables and payments made (to Media Company or by Media Company) relating to Advertiser and shall keep all such relevant documents for a period of three (3) years from the final payment of invoice. Agency and/or Advertiser and/or their designated auditors shall be entitled to audit the books and records (including, without limitation, log files) of Media Company during normal business hours and upon advance written notice to Media Company.

Media Company will keep complete and systematic written records of its compliance (Compliance with Laws, including without limitation all provisions and requirements set forth in this Agreement which by their nature relate to applicable Laws) for each project and will preserve all records for three (3) years after Services under the applicable IO are completed. Subject to reasonable notice, Media Company shall provide Agency or Advertiser an opportunity to review such records to confirm Media Company has complied with its obligations hereunder. If Media Company receives a complaint, inquiry or request for information related to Media Company’s provision or performance of the Services from a regulatory, self-regulatory or governmental authority, Media Company shall promptly (no later than two (2) business days from the date it receives such notice) provide Agency with a copy of the notice.

Email/Newsletter Policy and CAN-SPAM Act

With respect to all emails or electronic newsletters which mention Advertiser in any manner, Media Company agrees that it shall be solely responsible for ensuring that the content of such emails complies in all respects with the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (the “CAN-SPAM Act”). Without limiting the foregoing, Media Company shall ensure that: (i) Each email recipient has “opted-in” to receiving email from Media Company and its advertisers (Media Company will provide Agency with proof of opt-in upon request); (ii) The email message explicitly states why the contact is receiving the email (e.g. “you are receiving this because you asked XYZ magazine to send you information...”); (iii) The email contains all appropriate removal mechanisms required by the CAN SPAM Act to allow the recipient to opt- out of receiving similar emails and such mechanisms are clearly and conspicuously displayed and fully functional; (iv) Media Company provides Agency with written confirmation that opt-out requests are and will be complied with in a timely fashion; (v) The email subject line is not misleading; (vi) Media Company has and will otherwise comply with all requirements of the CAN- SPAM Act; (vii) Media Company has suppressed Advertiser’s “Do Not Email” list before any mailings are performed; (viii) Media Company includes Agency and Advertiser on a “seed” list for testing prior to the actual email “drop” and on the list for the actual (non-test) email.

Makegood: Without limiting its other rights and remedies, Advertiser shall not be required to pay for any email drop (or related Deliverables) in violation of this IO or the Agreement and shall be entitled to a makegood email drop that satisfies all the terms of this Agreement.

SUBJECT HEADING	MODIFICATION AND/OR SUPPLEMENT
Platform Usage Policy	If Ads are purchased on Deliverables provided by Media Company through a buying platform, such as a DSP, then it is expressly understood that Media Company will continue to be subject to any and all applicable provisions of the IO, the Addendum and the Terms.

Creative Services Policy	To the extent Media Company is providing Custom Materials for use by or on behalf of Agency/Advertiser hereunder, Media Company agrees that any Custom Materials that would be considered a “work for hire” under the Copyright Act of 1976 shall be deemed works for hire and the sole and exclusive property of Advertiser. To the extent that any of the Custom Content is deemed not to be a work made for hire, Media Company hereby irrevocably and unconditionally assigns to Advertiser all of its right, title and interest worldwide in and to such Deliverables, including without limitation all Intellectual Property rights contained therein. Advertiser shall have all right, title and ownership in such Custom Materials, including but not limited to the right to register such Custom Materials for copyright and/or patent protection. To the extent that any of the Custom Material is unable to be owned by Advertiser under law, Media Company grants to Agency and Advertiser and their respective affiliates, officers, agents, directors, employees and designees, a worldwide, royalty free, unlimited, non-exclusive, fully-sublicenseable (through multiple tiers), perpetual, irrevocable license to use, publish, copy, adapt, modify, edit, create derivative works from and otherwise exploit such Custom Materials, in any and all media, including all electronic media, and for any purpose, including advertising and promotional purposes. Media Company hereby represents and warrants: (a) that no third party has any rights in, to, or arising out of, the Custom Materials licensed hereunder; (b) that the Custom Materials are original to Media Company and do not infringe any third party’s rights, including but not limited to any trademark, copyright, patent, trade secret privacy, publicity or other right; (c) the Custom Materials are factually accurate and are not defamatory, libelous, or obscene and (d) that Media Company has the full right and power to enter into this Agreement.
Influencer Services

a. Media Company represents and warrants that all talent, personnel, subcontractors and suppliers of Media Company, including all tastemakers, influencers, bloggers, endorsers or other third parties who maintain their own video channels, blogs or social media who are engaged by Media Company to create or distribute content which will relate to Advertiser or its products or services (“Co-Creators”), will comply with all Applicable Laws, including without limitation the FTC Guides Concerning the Use of Endorsements and Testimonials in Advertising and all laws, regulations, codes, rules, and guidelines concerning advertising to children.

b. Media Company shall notify all Co-Creators and Suppliers of their obligations under all Applicable Laws, including, but not limited to, the FTC Guides Concerning the Use of Endorsement and Testimonials in Advertising and all laws, regulations, codes, rules, and guidelines concerning advertising to children relating to the activities of Co-Creators and Suppliers and ensure that all such activities and related materials comply with applicable laws. In furtherance and not limitation of the foregoing, in connection with any materials created by Co-Creators or any press interviews, social media or other activities in which Co-Creators are commenting about Advertiser or its products or services, Co-Creators (a) will identify himself or herself as a paid endorser and any other material connection with Advertiser, including the receipt of free product;

(b) will not make any claims about Advertiser or its products or services that are not within reasonable written guidelines provided in advance by Advertiser or that otherwise have not been approved in advance by Advertiser; and (c) will base any statements, claims, opinions, or comments concerning Advertiser or its products or services on the Co-Creator’s true and actual experiences. To the extent Co-Creators are supplying Custom Materials (as defined below) consisting of videos, each video that features and promotes Advertiser’s products will include a sponsorship message at the beginning and end of each such episode, and any other disclosures deemed necessary by the parties to comply with applicable Laws, such messages and disclosures to be mutually agreed upon by Agency, Advertiser and Media Company. Media Company and its Co-Creators or other third parties shall not remove any such sponsorship message from any videos featuring Advertiser products. Media Company will represent Advertiser, its products and services in a positive light in all materials created by it pursuant to this Agreement and not make any derogatory verbal mentions and/or comments. Media Company further agrees to not use products in videos other than for their intended purposes or make any claims or representations concerning such products other than such claims and representations as appear on product packaging, marketing materials or have been provided to Media Company by Advertiser in writing. Media Company will secure testimonial releases from Co-Creators which include appropriate provisions requiring Co-Creators to comply with Laws in accordance with the requirements of this Agreement. Except as otherwise agreed in advance by Advertiser, all such releases/agreements shall be in a format substantially similar to the form provided by Advertiser. Media Company will provide copies of such executed releases to Advertiser upon request.

SUBJECT HEADING	MODIFICATION AND/OR SUPPLEMENT

c. Media Company will provide Advertiser and Agency a copy of or link to all materials distributed by Co-Creators simultaneously with the public dissemination of such materials. If Advertiser determines that such materials might not comply with any Applicable Laws, Advertiser may require Media Company to remove such materials and Media Company agrees to comply with such request; provided, any failure to so notify Media Company shall not be deemed an approval of any materials by Advertiser or waiver of Media Company’s obligations under this Agreement. Upon Agency or Advertiser’s request, Media Company will provide screenshots of published Custom Materials, Native Advertising, and Co-Creator activities and materials within five (5) business days.

d. Media Company is responsible for all acts, obligations, services and functions performed by Co- Creators and talent, personnel, subcontractors and suppliers of Media Company (collectively “Suppliers”) to the same extent as if such acts, obligations, services and functions were performed by Media Company and all services and work shall be deemed work performed by Media Company. Media Company will contract with all Suppliers in its own name, and accordingly, Media Company will perform all duties and obligations of those contracts and be solely liable for them. Media Company may immediately terminate any such Co-Creator’s or other third party’s participation in the campaign in the event of any noncompliance by such third party.

e. Media Company agrees that none of its Co-Creators or other talent it engages hereunder shall be members of any talent union or that the Custom Materials shall be subject to any collective bargaining agreement, unless approved in writing by Advertiser in advance. To the extent Advertiser approves the use of any union performers, or to the production of the Custom Materials pursuant to any collective bargaining agreement, Media Company shall comply with the terms of the applicable collective bargaining agreement, and shall calculate all such costs and expenses in advance including, without limitation, any sessions, use, re-use, pension and health payments, and payroll services fees for Advertiser’s written approval. Unless Media Company receives Advertiser’s prior written approval with respect to any such fees, Media Company shall be solely liable for such fees. Media Company further acknowledges and agrees that none of its Co-Creators or talent has been charged with or convicted of any criminal conduct amounting to a felony, or has committed or will commit any act or becomes involved in any conduct that is generally viewed by a majority of the public as highly offensive and reprehensible from a legal or moral perspective, or that is likely to adversely affect Agency, Advertiser, or Advertiser’s image, brand, reputation, products or services.

f. Media Company shall implement a monitoring program to monitor all Co-Creator services and their compliance with Media Company’s obligations pursuant to these IAB Terms, including, without limitation, disclosure obligations. Upon discovery of any non-compliance by any Co- Creator, Media Company shall require Co-Creator to immediately correct such non-compliance or shall terminate Co-Creator’s services.

Promotional Activities

To the extent Media Company conducts any sweepstakes, contests, promotions, sampling, coupons, games or other promotional elements furnished by Media Company, or its Suppliers, in connection with the campaign (“Promotional Activities”), Media Company shall: (i) draft official rules or terms and conditions, and entry form(s) that comply with all applicable laws, including federal, state and local advertising, privacy, and other consumer protection, contest and promotion laws, rules, regulations and ordinances; (ii) register the promotion where required and file all required documentation (including the securing and filing of any required bonds) in all jurisdictions requiring registration; (iii) ensure that the official rules and any promotion-related documents executed by any entrant include a complete release of liability for the benefit of Agency, Advertiser and their affiliated companies, employees, directors, officers, agents, successors and assigns; (iv) collect and manage all entries, select the winners, and otherwise administrate the promotion in accordance with all applicable federal, state and local advertising, privacy, and other consumer protection, contest and promotion laws, rules, regulations and ordinances; (v) write and post disclaimers and any other legally necessary disclosures for all materials used to advertise, promote or otherwise reference the promotion, including, without limitation, on Internet and social media advertisement(s), if any; (vi) verify eligibility of winners and make final determination of prize winner(s), prepare affidavits of eligibility and liability/publicity release forms and arrange for such forms to be signed by all prize winners prior to formal announcement of winners; (vii) handle fulfillment of any prizes, which shall be obtained and/or provided by Media Company at its sole cost and expense; and (viii) prepare and issue 1099 tax forms to all winners of prizes with a value equal to or in excess of $600.

SUBJECT HEADING	MODIFICATION AND/OR SUPPLEMENT
Custom Materials

a. If Media Company delivers or produces any Custom Materials for Advertiser, to be published alone or together with Ads or other materials furnished by Advertiser, all such Custom Materials must be reviewed and approved by Advertiser prior to Media Company’s use of the Custom Materials in conjunction with the Ads on the Sites or in any manner whatsoever; provided, however, that any such approval shall not relieve Media Company of its obligations hereunder. Media Company warrants that the Custom Materials shall not (i) contain any materially false, deceptive, misleading or unwarranted claims or presentations with respect to any Advertiser product or service; (ii) infringe on any rights of third parties; (iii) be done in a manner that is reasonably perceived as negative, derogatory or detrimental to the brand, name, reputation or trademark of Advertiser (or any of its products); or (iv) portray any Advertiser product in a negative or false light. Media Company shall be (a) solely and exclusively responsible for any and all third-party obligations, royalties and liabilities associated with the development, production, exploitation, distribution and promotion of the Custom Materials; and (b) responsible for acts, obligations, services and functions performed by any third party content creators.

b. For IOs that contemplate the creation of Custom Materials by Media Company, the IO may specify the amounts due for such Custom Materials as a separate line item and any cancellation for convenience periods, it being understood that if the IO is silent, Advertiser may terminate any services under the IO for its convenience upon fourteen (14) days written notice. In the event of cancellation by Advertiser for its convenience, Advertiser will pay a pro-rated amount for work rendered in connection with such Custom Materials prior to the effective date of termination. Such cancellation periods shall not apply to a cancellation “for cause” by Agency or Advertiser; if Media Company is in material breach, Agency or Advertiser may cancel all or part of the services without penalty and Media Company shall promptly reimburse Advertiser any amounts pre-paid for services affected by such material breach; this provision controls over any term in an IO or SOW that purports to make charges or fees non-refundable or non-cancellable. Notwithstanding anything to the contrary hereunder, Agency may terminate any services under this IO immediately upon written notice if the agency-client agreement between Agency and Advertiser terminates or expires, in which event Agency shall have no further obligations hereunder.

c. Unless otherwise mutually agreed upon by the parties, Media Company hereby agrees that Advertiser is the sole and exclusive owner of the Custom Materials and Native Advertising (defined below) for all purposes, and shall have the sole and exclusive right to use, distribute, advertise, promote, exhibit, license, sublicense, display, perform and exploit the Custom Materials and Native Advertising, throughout the universe in perpetuity in any and all media now known or hereafter devised, without further payment obligation or other obligation to Media Company. All Custom Materials and Native Advertising shall be “works made for hire” commissioned by Advertiser within the meaning of the Copyright Act, 17 U.S.C. § 101, and all rights to copyright will be vested entirely in Advertiser upon creation. In addition, Media Company hereby irrevocably transfers, conveys and assigns to Advertiser and its successors all right, title and interest to the Custom Materials and Native Advertising including, without limitation, copyrights, to the extent not deemed works made for hire. Advertiser shall have sole discretion as to whether the Custom Materials or Native Advertising may be exhibited by any party.

Native Advertising

For any Ads, Advertising Materials or Custom Materials (and all hyperlinks that link to any such editorial) that constitute product integration, content sponsorship, or any other form of native advertising, including but not limited to any editorial content that is written by Media Company or another party engaged by Media Company for the purpose of enabling Media Company to run a contextually relevant advertisement for Advertiser for placement by Media Company or on any of Media Company’s digital properties (collectively, “Native Advertising”), Media Company shall ensure that any such Native Advertising is clearly, conspicuously, and proximately labeled or identified to consumers as sponsored material or advertising copy in accordance with all applicable laws, rules and regulations, applicable industry best practices and standards, and regulatory guidelines. Media Company shall further ensure that any headlines, sponsorship tags, or other signaling activities linking to or connecting users to the Native Advertising do not alter, change, or modify the label or identification to consumer of the nature of the sponsored content or advertising copy. By way of illustration, such identification could consist of use of “sponsored by [Advertiser name]” or “paid for by [Advertiser name],” or “presented by [Advertiser name].” (as applicable). Media Company further shall revise and/or update its practices with respect to the labeling and identification of Native Advertising as sponsored material or advertising copy based on any future applicable regulatory guidance, industry best practices and standards and laws, rules or regulations. Any and all Native Advertising must be approved in writing by Advertiser (not to be unreasonably withheld, delayed or conditioned) before such Native Advertising is published, disseminated, displayed, aired, run, or otherwise distributed; provided, any such approval shall not relieve Media Company of its obligations hereunder, including but not limited to its indemnification obligations. Media Company’s failure to include clear and conspicuous disclosures shall be a material breach of this IO. If Media Company fails to cure such breach within 24 hours of receipt of notice from Agency or Advertiser, Advertiser shall have the right to terminate the IO or all or part of the applicable campaign immediately upon notice to Media Company. Media Company shall remove all Native Advertising and hyperlinks thereto immediately upon notice of termination. For the avoidance of doubt, Advertiser is responsible for Advertiser-created content, provided that Media Company is not otherwise liable or responsible pursuant to its obligations herein.

SCHEDULE 1

Advertising Content Guidelines

A.	How Do I Create Responsible Advertising/Marketing?

1.	Know your audience:

Responsible advertising/marketing is fair, truthful and not misleading. How to ensure that the advertising is fair, truthful and not misleading depends on the audience for the advertisement – e.g., young children, tweens or adults.

2.	Ask yourself: Am I advertising to children?

It is important to determine if your advertising is directed to children as since some additional rules apply (see below). You should consider:

(a)	the demographic of the media or platform where the content will be placed (e.g., adult website, kid website, general audience; for TV: during children’s programming, time of day when the advertisement will run); and

(b)	the overall impression of the content, e.g., is the content attractive to children or not? For example, does the content include:

●	animated characters;

●	child-oriented activities and incentives;

●	child-friendly music or other audio content,

●	young models and voiceover talent, e.g. does it only feature children, only feature adults, are children and adults together?

●	child celebrities or celebrities who appeal to children; or

●	language or other characteristics of the website or online service that is appealing to children.

B.	When Advertising/Marketing to Adult and Child Audiences

●	Think about the “net impression” that the ad creates: When thinking about whether the ad is fair, truthful and not misleading, review the ad as a whole and think about the “net impression” the targeted consumer gets from all elements (e.g. text, images, lyrics and sound effects), including what is implied in the message. Ads should avoid making a misrepresentation or omission that is likely to mislead reasonable consumers about something that is important to their buying decision.

Schedule 1 – Advertising Content Guidelines

1

●	Show How A Product Performs. Consumers need to know how and why products work/operate, even if we think a consumer might already know. The demonstration must be of sufficient length and clarity so a consumer viewing the ad takes away a clear understanding of how the toy or game operates in the real world during real play.

○	Examples: Use hands to show an action figure moving; show pressing a button to activate; show accurate gameplay sequences

●	Show Product’s Features Accurately. Copy, sound, and visuals should not mislead the consumer about the product’s features or performance, such as volume or clarity of sounds; clarity or brightness of lights; method or ease of operation; the time it takes for product or elements of the product to perform. Product performance should represent typical, not extraordinary, product performance — depicted performance should be probable, not just “possible.”

○	Examples: When demonstrating sound for a product it needs to be as a consumer would hear when playing with the product not just the sound file; if product has a clicking sound when moving need to hear the clicking sound in a video demonstrating the movement; the brightness of the lights need to be as a consumer would experience in the same environment; if it takes 3 seconds to demonstrate a feature then likely need to show all 3 seconds.

Follow the Rules for the Use of Prototypes and Special Effects. We are prohibited from the undisclosed use of a special effect, prop or prototype that misrepresents a significant fact about a product or its performance. Some examples are: adhesive, wax, fishing line, fast motion, slow motion, and other camera effects. As the creator of the content, you are responsible for knowing if the agency or producer has used any special effects and for discussing with the Client Legal Department.

●	Be Clear About What Comes With (and What Doesn’t Come With) the Product(s) Being Advertised. Consumers need to clearly understand what needs to be purchased or acquired in order to replicate what is being shown on screen. Is just one product or playset being shown? Is more than one product shown? Are you showing items that Client doesn’t sell? For example, if you are showing two playsets, consumers need to clearly understand what specific elements come with each of the playsets. You should always be cautious about utilizing items that Client does not sell. You’ll need to clearly disclose this fact.

●	Be Safe and Appropriate. Advertising should not portray adults or children in unsafe situations or in acts harmful to themselves or others. For example, when activities (such as bicycle riding or skateboarding) are shown proper precautions and safety equipment should be also be shown. When an activity would be unsafe without adult supervision (e.g., a child next to a swimming pool), an adult should be shown supervising. In addition, show adult supervision if required by the product (e.g. Easy-Bake Ultimate Oven). Adult supervision must be active supervision not just a parent or adult blurred in the background or not paying attention.

●	Use Fantasy Responsibly. Use of fantasy such as animation and computer-generated imagery should not create unattainable performance expectations by a reasonable, intended viewer of the advertisement, adult or kid. There are differences in what would be acceptable for adults versus kids.

Schedule 1 – Advertising Content Guidelines

2

●	Substantiate Claims. We must have a reasonable basis, e.g., objective evidence, to support our express and implied claims and should not make any unsubstantiated claims. The level and rigor of the objective evidence/substantiation will depend upon the nature of the claim. Please consult the Client Legal Department for advice regarding the required substantializing of a proposed claim.

●	For example, if we claim a Nerf blaster shoot darts up to 75 feet, Client QA will have conducted adequate, statistically valid testing.

●	For example, if we claim that a product as 50+ lights and sounds then there need to be more than 51 unique lights and sounds.

●	Claims about “learning” or “development” benefits are especially challenging. If considering such claims, you need to involve the Client Legal Department as early in the process as possible.

●	The fact that such claims may be true is not sufficient to support them without adequate substantiation beforehand.

●	Use Disclosures Correctly. Use disclosures to clarify content that might be unclear. Required disclosures must be easily understood, as well as clear and conspicuous. Additionally:

●	A disclosure cannot contradict the main copy, content or claim.

●	The disclosure should be close to the claim to which it relates, prominent and unavoidable.

●	Written disclosures must be legible, in wording that is understandable to the intended audience and for video such disclosures should last long enough for the audience to reasonably be able to read (usually about 3 seconds per line of text).

●	The disclosure may need to be repeated at different places (e.g., when on a website, or for a video it may be at beginning and middle, or to indicate more than one use of a special effect).

●	Disclosures must be in audio when content is intended for young children.

●	Disclosures in audio messages must be presented in an adequate volume and cadence.

●	The language of the disclosure must be understandable to the intended audience, taking into account any limitations in the audience’s vocabulary and language skills.

Schedule 1 – Advertising Content Guidelines

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●	If a particular platform does not have space for disclosures, then we need to consider carefully whether we can use that platform for any of our ads or custom content that need a disclosure.

For more information on how to make disclosures clear and conspicuous in the digital context, see FTC dot-com disclosures or bring your question to your Client Legal Department team.

Typical Disclosures:

●	“Each sold separately” or “Not Included” or “Not available”

●	“Some Assembly Required” or “Adult Assembly Required” or “You put it together”

●	“Adult Supervision”

●	“Professional stunts. Do not attempt.”

●	“Batteries Not Included”

●	Special effects used like: “Some Scenes Shown in Slow Motion” or “slow motion” or “stop motion” or “fast motion”

●	“Ask a parent”

●	“Fantasy Scene”

C.	Special Considerations for Advertising to Children

●	Be Careful with Background Elements. The background should not take an active role in the play shown (e.g., an alien on a wall in the background should not jump off the wall and interact with the advertised product or the children).

●	Use Fantasy Responsibly. Animated depictions of product should be easily identifiable as animation. Action should not flow directly from reality to fantasy or from fantasy to reality (e.g., not showing a movie prop morphing into a toy vehicle.) The amount of fantasy permissible in an ad is limited and will depend upon various factors including the nature of the fantasy, the target age range for the product, and how closely the fantasy images resemble the actual products. Realistic CGI is more challenging than cartoonish animation. Absent exceptional circumstances that would mitigate any confusion, as determined by the Client Legal Department, an ad that mixes fantasy and reality should not contain more than 60% fantasy footage.

●	Avoid Popularity or Status Claims. Advertising should not mislead children about the benefits from use of the product. Do not message that using the product will result in an increase in the user’s strength, status, popularity, growth, proficiency or intelligence. Do not convey that owning the product will result in greater popularity or acceptance by peers or that lack of a product will result in non-acceptance by peers. Do not imply that the product will provide prestige, skills or other special qualities.

Schedule 1 – Advertising Content Guidelines

4

●	Amount of Products Shown Should Not be Excessive. The amount of product featured should not be excessive or more than would be reasonable to acquire, use or consume by a person in the situation depicted. (Note: excessive food in TVC can be an issue for CARU whether or not the food is a Client product.) It has been our experience that under $100 in product per person has not resulted in any CARU inquiries.

●	Disclosures. Required disclosures should be oral/in audio and in language that a child is likely to understand.

●	Safety. Client advertisements should take into consideration that children are prone to exploration, imitation, and experimentation and may imitate product demonstrations or other activities depicted in advertisements without regard for risks (e.g. no playing with a product on a moving escalator, no playing with a product in complete darkness).

●	Inappropriate Behavior. Advertising should not portray or encourage behavior inappropriate for children or include material that could unduly frighten or provoke anxiety in children, nor should Client advertising targeting children display or knowingly link to pages of a website that portray such behaviors or materials.

●	Pressure. Advertising should not urge children to ask parents or others to buy products. It should not suggest that a parent or adult who purchases a product or service for a child is better, more intelligent or more generous than one who does not. Client should avoid using undue sales pressure in advertising to children, e.g. creating a sense of urgency by using words such as “buy it now”.

D.	Use of Properties Owned by Third Parties (e.g., Characters, Film Clips, Music, etc.) in Advertising

●	Obtain permission and/or license unless the Client Legal Department determines it is fair use (rare instances). See current guidelines on use of third-party IP: use of third party IP section of social media content policy and guidelines: Social media topical content and guidelines for third party IP not in public domain.

●	Verify that character license permits use of film clips or music, and even the voices and/or likenesses of any actors depicted therein. Also keep in mind potential union, guild and other clearance issues.

●	Incidental use of third-party products in background must be such that brand name is not identifiable (absent permission).

●	Should not use celebrity look-alikes or sound-alikes or music that is intended to sound like another composition unless the Client Legal Department has been advised of the potential similarity and advised of the level of risk.

●	Should not use competitor’s products unless making a legally-approved comparison. Comparisons, generally, are not appropriate for kid-directed advertising.

●	Animated Client Studio assets without voice and music may be used, including still images and clips, without additional approvals necessary. Any use which includes voice must include promotional language for the show the asset originally came from. No clip, with or without voice, shall be over 5 minutes in length. Any use of voice or music separate from the original asset must be reviewed by Client Studios Business and Legal Affairs.

Schedule 1 – Advertising Content Guidelines

5

E.	Proper Written Credit Notices

●	Client’s © and ™/® notices. Discuss with the Client Legal Department whether or not the visual appearances of trademarks or logos must be marked by ™ or ®. .

●	Required credit notices, including © and ™/® notices for licensed lines (e.g., Marvel, Disney, Star Wars, Sesame) should appear with licensor approval.

F.	Endorsements /Experts/Material Connection

(Not permitted on some networks and in some countries)

●	Endorsements. Client should recognize that the mere appearance of a celebrity or authority figure with a product can significantly alter a child’s perception of the product. Client may use such personalities as product endorsers, presenters, testifiers, but they must take great care to avoid creating any false impression that the use of the product enhanced the celebrity’s or authority figure’s performance. The content featuring such persons are subject to the following:

●	Must reflect endorser’s actual experiences and beliefs.

●	Endorsers may not promote products in or adjacent to programs in which they appear.

●	Products derived from or associated with program content may not be advertised during or adjacent to that program.

●	Experts. Expert must truly possess necessary qualifications.

●	“Actual Customers.” Advertisements presenting endorsements by what are represented, directly or by implication, to be “actual consumers” should use actual consumers in both the audio and video, or clearly and conspicuously disclose that the persons in such advertisements are not actual consumers of the advertised product.

●	Material Connection. When there exists a connection between the endorser and the seller of the advertised product that might materially affect the weight or credibility of the endorsement (i.e., the connection is not reasonably expected by the audience), such connection must–be fully disclosed. (See §III.B regarding Disclosures)

G.	Common Terms that are Advertising/Marketing Claims:

●	“New” - can only be used for up to six months after product introduction.

●	“Free” “Bonus” “Value” “Limited Edition” and “Exclusive” – should first bediscussed with the Client Legal Department

Version: July 2022

Schedule 1 – Advertising Content Guidelines

6

SCHEDULE 2

External TikTok Guidelines for

Agencies/Third Parties

As of August 24, 2022 – only brands greenlit for campaigns:

Channels: Nerf, My Little Pony, Monopoly, Play-Doh, and Peppa Pig

Paid Media (global, incl. boosting of content): My Little Pony, Clue, Nerf, Monopoly, Kablab, Play-Doh and Peppa Pig

Influencers: My Little Pony, Clue, Nerf, Monopoly, Kablab, Play-Doh and Peppa Pig

●	Products: preference for 14+ product, however, certain campaigns if approved by Hasbro management may be allowed to include under 14+ product if it makes sense for the brand, the content is clearly adult directed, and all other parameters are followed.

●	Adult-directed Content:

●	18+ talent and influencers with adult audiences,

●	Only re-use content on other adult-targeted accounts and platforms (FB,TW and IG), and in accordance with platform guidance

●	No children shown in content, except that Adult/Parent Influencer with child(ren) provided that:

●	Applicable Hasbro senior business leader signs off before engaging family influencers

●	Family influencer channels historically have adult-themed/targeted content

●	Family influencer content produced for Hasbro is directed to adults such as speaking to parents or caregivers etc.

●	If children appear in the content they should not appear without the adult influencer and the adult influencer should be the child’s parent or caregiver with focus on parent

●	Content does not appeal to kids in terms of subject matter, visual or audio content. Avoid, for example:

●	child-oriented characters

●	child-friendly format (e.g. animation*)

●	child-oriented activities

●	celebrities who appeal to children

*except approved use of animated clips on the Peppa and MLP channels, so long as all other guidance here including that content is directed to adults is followed.

●	No UGC Calls to Action (CTAs), including Duet function: Duet function must be disabled/turned off for all videos (whether created/posted by Hasbro or paid influencer).

●	Maximize Privacy Controls: no personal data may be collected in connection with the content or the channel, nor shall any existing security controls established by Hasbro be modified without the prior written permission of the Hasbro Legal Department. Controls shall be put in place to secure all channel credentials. Such credentials may only be used for the purposes permitted in the relevant SOW or agreement with Hasbro and access to all such credentials shall terminate upon the expiration or termination of such SOW or agreement.

●	[Shall implement any other requirements or guidelines implemented by Hasbro from time to time]

August 24, 2022

Schedule 2 – External TikTok Guidelines for

Agencies/Third Parties

SCHEDULE 3

COVID-19 Safety Guide

To ensure the ongoing safety of all individuals associated with the Services provided to Client, Agency shall comply with all governmental and health and safety regulations and best practices related to preventing COVID-19 infection. Agency represents and warrants that it has and will have in place the plans and policies outlined below and has provided documentation evidencing said policies and practices to Client.

1.	Agency has a COVID-19 Infection and Infection Control Plan that complies with existing health and safety guidance from the CDC and/or WHO and local government regulations. This Plan must include at a minimum:

a.	Acknowledgement of the way COVID-19 infects (e.g. through the air, direct contact and indirect contact).

b.	Hygiene expectations (hand and respiratory) and measures taken.

c.	Social distancing requirements.

d.	Appropriate safeguards to prevent infection.

e.	Measures taken to limit contact between employees.

f.	Cleaning/sanitation measures.

g.	Screening measures for staff/visitors that includes questioning whether the individual is experiencing symptoms of COVID-19, including either a temperature screen on-site, or requiring individuals to take their own temperature.

2.	Agency has a contingency plan centered around how they will handle an infection, the measures they can take to prevent infection and measures they can take to reduce consequences if an infection occurs.

3.	Agency has instructed all individuals associated with production not to come to the set if they are sick and provides sick leave in compliance with applicable law.

4.	Agency has appointed or hired an infection control officer defined as an individual who is charged with ensuring COVID-19 prevention measures are followed onset and deploying the response to a COVID-19 infection.

5.	Agency has provided the COVID-19 Infection and Infection Control Plan or corresponding measures are distributed in the languages of all individuals on the production.

6.	Agency has provided sufficient Personal Protective Equipment (PPE) as defined by OSHA or analogous local health and safety regulations to each individual involved with the Services. All PPE must be aligned with the level of risk to individuals associated with the Services in light of their relative ability to maintain appropriate social distance as required by local regulations. In the U.S. it must include at a minimum, gloves and masks for every individual who will be part of the Services.

Schedule 3 – COVID-19 Safety Guide

1

7.	Agency has provided documented evidence of their use of enhanced cleaning and sanitation measures.

8.	Agency attests that all vendors whom Agency contracts, including, but not limited to individuals on set during production and those involved in post-production meet health and safety recommendations from the CDC, OSHA, WHO or other analogous local regulators.

9.	Agency has a contact reporting and tracing process in place that includes immediate notification to Client in the event an individual involved with the Services provided to Client tests positive for COVID-19.

10.	Agency attests all individuals determined to be eligible for COVID-19 vaccination by CDC/FDA/WHO, and who will be on set with minor children, will be required to provide documented proof of COVID-19 vaccination status prior to the date of production. This requirement extends to all individuals associated with production who will be on set, including contractors and subcontractors as well as parents/guardians who accompany children.*

11.	Production Partner will provide an attestation of vaccination prior to the date of production.

*For purposes of this document, an individual is considered “fully vaccinated” two weeks after completing the second dose of a two-dose COVID-19 vaccine (e.g., Pfizer or Moderna) or two weeks after receiving a single dose of a one-dose vaccine (e.g., Johnson & Johnson/Janssen); and has received booster shots as recommended by the FDA/CDC.

Version: July 2022

Schedule 3 – COVID-19 Safety Guide

2

SCHEDULE 3.1

COVID-19 Vaccine Certification (U.S.)

Name of Production Partner : ________________________________________________

To be completed and returned by Production Partner prior to date of Production.

Productions/Events Involving Minor Children: All individuals entering Client US facilities, or premises of third-party production partners engaged in a Client production must be fully vaccinated forCOVID-19. *

Client Productions: Effective October 18, 2021 Client is requiring all individuals entering Client U.S. facilities to provide proof of COVID-19 vaccination for the purposes of administering and monitoring theClient’s COVID-19 Safety Protocols. This policy will extend to third-party productions taking place off- premises if the production will require Client employees to be on-site.

Please check the following:

☐	I and/or any employee, contractor, subcontractor or other individual hired by me as part of a Client Production that meets the criteria above has been fully vaccinated.*

By signing below, I certify that the information provided in this form is true and correct.

Signature	Date

Individual/Client Name

*For purposes of this document, an individual is considered “fully vaccinated” two weeks after completing the second dose of a two-dose COVID-19 vaccine (e.g., Pfizer or Moderna) or two weeks after receiving a single dose of a one-dose vaccine (e.g., Johnson & Johnson/Janssen); and has received booster shots as recommended by the FDA/CDC.

Schedule 3.1 – COVID-19 Vaccine Certification

3

SCHEDULE 4

Influencer Disclosure Policy

Social Media Posts:

Include #ad or AD “above the fold” in a way that is clear and conspicuous.

Videos and Livestream:

●	All Video Descriptions: Include “above the fold” in a way that is clear and conspicuous:

(a) #ad or AD; or (b) a disclosure that influencer was paid to make the video.

●	Adult-Directed Videos: “AD” must be clear and conspicuous starting on the first frame ofthe video and lasting for at least 5 seconds. For videos 6 minutes or longer, repeat such disclosure at the 5-minute mark and again every 5 minutes for the length of the video.

●	Child-Directed Videos: (a) “AD” must be clear and conspicuous starting on the first frameof the video and lasting for at least 5 seconds; and (b) Include a verbal disclosure at the beginning of the video that it is an “ad for [Client] [or Brand/product].” For videos 6 minutesor longer, repeat verbal disclosure at approximately the 5-minute mark and again approximately every 5 minutes for the length of the video.

Note: Client reserves the right, in the review process, to make changes based on content,platforms and local laws.

Influencer must comply with the most current FTC regulations. For more information:

https://www.ftc.gov/tips-advice/business-center/guidance/native- advertising-guide- businesses

https://www.ftc.gov/sites/default/files/attachments/press-releases/ftc-publishes-final-guides-governing-endorsements-testimonials/091005revisedendorsementguides.pdf

https://www.ftc.gov/tips-advice/business-center/guidance/ftcs- endorsement-guides-what- people-are-asking

March 2018

Schedule 4 – Influencer Disclosure Policy

SCHEDULE 5

Third Party COPPA Notice

To:	Influencer

From:	Client’s Legal Department

Re:	Notice That Client’s Online Services are “Directed to Children” Under the Children’s Online Privacy Protection Act

The Children’s Online Privacy Protection Act (“COPPA”), 15 U.S.C. § 6501 et seq., and the Children’s Online Privacy Protection Rule (the “COPPA Rule”), 16 C.F.R. Part 312, generally prohibit owners and operators of websites and other online services (“Online Services”) from collecting from children under the age of 13, or from users of any Online Service that is “directed to children” under the age of 13, any “Personal Information,” including cookie IDs, IP addresses or other persistent identifiers, without first obtaining their parents’ verifiable consent.

As one of the world’s leading manufacturers of toys, games and entertainment, Client develops its brands, products and intellectual property to be enjoyed by people of all ages, including children under the age of 13.

Please be advised that, unless otherwise specified in writing by Client, every website, mobile app, social media channel, online game, digital entertainment channel, connected toy or other Online Service that is owned or operated by Client should be treated as “directed to children” within the meaning of COPPA and the COPPA Rule.

Accordingly, to the extent your activities and/or the use of your technology will allow the collection, use, or disclosure of Personal Information from or about the users of any of Client’s Online Services, please take all steps necessary to ensure that your activities and/or Client’s use of your technology will comply with COPPA and the COPPA Rule including, without limitation, by enabling any “COPPA Flags” or similar features and disabling any features that allow retargeting, online profiling or online behavioral advertising.

In addition, prior to using your platform, service or technology, you will be required to complete and return Client’s questionnaire, which will be provided upon request.

If you have any questions relating to this notice or the questionnaire, please contact Client’s Privacy Team at [dataprivacy@hasbro.com].

March 2018

Schedule 5 – Third Party COPPA Notice

SCHEDULE 7

FORM INFLUENCER CONTRACT

Project Term Sheet

__________________ (“Agency”) on behalf of [insert Client entity with which you are engaged (e.g. Hasbro, Inc. or Entertainment One UK Limited, and affiliates)] and _____________ “(Influencer”) enter into this Influencer Services Agreement, consisting of this Project Term Sheet, the Influencer Services Terms and Conditions, Schedules 1, 2 and 3, all incorporated herein by reference (together, the “Agreement”) effective [date] (“Effective Date”). The parties hereby agree as follows:

1.	Term: Begins on the Effective Date and will continue until the end of the Campaign Period or for so long as the Social Media Posts (as defined below) remain posted online, whichever is later.

2.	Campaign/Brand/Product Description: [fill in]

3.	Campaign Period: [fill in—should end when influencer is scheduled to make last post]

4.	Campaign Territory:

5.	Services, including Deliverables:

5.1.	Social Media and Influencer Content:

Influencer Owned Social Media Channel(s): ENTER HANDLES/URL ETC. AND OTHER DETAILS HERE

Influencer Owned Social Media Channel(s) is/are (check one): ☐ child-directed ☐ are adult- directed

Required Elements of the Campaign/Social Media Posts ENTER DETAILS HERE Required Metrics: ENTER DETAILS HERE

Due Date: ENTER DATE BY WHICH CONTENT IS DUE TO CLIENT

5.2.	Influencer to provide the following Services to Client in accordance with this Agreement. [To be filled in but using below as an example.]

Influencer to develop, film and produce certain Influencer Content containing the Required Elements as defined above. Influencer will publish the Influencer Content and the Client Materials on Influencer’s Social Media Channels by the Due Date. Influencer shall deliver the Influencer Content separately to Client in a useable format via a secure method as directed by Client.

6.	Exclusivity:

6.1	During the Campaign Period and [insert time period – hours, weeks, months etc.] thereafter, Influencer will not enter into any agreement for products or services similar to the Brand, the Products, and related accessories category that compete with the Brand or Product(s) for which Influencer is providing Social Media Posts. Influencer may appear in the news, information and/or entertainment portion of any TV program, feature film, industry event or similar program regardless of its surrounding sponsors and/or sponsor integrations, as long as such appearance is not primarily for the purpose of promoting a competing product.

6.2	Influencer will refrain from making any other posts to Influencer’s Social Media Channels for [inset time period – hours, weeks, etc] (excluding IG Stories) before and after posting the Social Media Posts.

7.	Usage: Client will have the right to repost, whitelist, and/or boost Influencer’s Content for [insert time period] after Influencer publishes the content. Any and all proposed use of the name, image, signature, voice and our likeness of Influencer by Client requires prior written approval from Influencer in every proposed instance, except with respect to the Client Materials which does not require Influencer’s approval, it being understood that posting, re-posting, whitelisting, or boosting Social Media Posts without alteration will not require prior written approval.

8.	Compensation: Subject to Influencer’s completion of all Services and provision to Client of a completed and accurate United States Internal Revenue Service Form W-9, Agency will pay Influencer an amount equal to [XX], inclusive of all fees, costs, and commissions due to Influencer’s agents, managers, or other representatives. For the avoidance of doubt, Client’s payment to Agency of the Fee shall satisfy Client’s payment obligations hereunder and Influencer shall look solely to Agency for amounts due. The Fees shall be payable within sixty (60) days after Agency’s receipt of invoice from Agency as follows:

ENTER PAYMENT DETAILS HERE

Influencer agrees to the above Project Term Sheet and agrees that the attached Influencer Services Terms and Conditions and all Exhibits apply.

This Agreement may be executed in one or more counterparts, each copy of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. The parties intend to allow for the electronic execution, imaging and storage of this Agreement and the admissibility into evidence of such an image in lieu of the original paper version of this Agreement. The parties stipulate that any computer printout of any such image of this Agreement shall be considered to be an “original” under the applicable court or arbitral rules of evidence when maintained in the normal course of business and shall be admissible as between the parties to the same extent and under the same conditions as other business records maintained in paper or hard copy form. The parties agree not to contest, in any proceeding involving the parties in any judicial or other forum, the admissibility, validity, or enforceability of any image of this Agreement because of the fact that such image was stored or handled in electronic form.

INFLUENCER	AGENCY

By (sign):	By:

Print Name:	Print Name:

Title:	Title:

INFLUENCER SERVICES TERMS AND CONDITIONS

1.	Social Media Posts, Approval and Posting. Influencer shall provide professional and other services pursuant to this Agreement including without limitation Influencer Content, as defined below, and other services as detailed in any Project Term Sheet (“Services”). Influencer will incorporate into Influencer Content and Social Media Posts any trademarks and other brand features, content, social media posts, advertisements, products and materials (“Client Materials” or “Client Materials”) provided by Agency to Influencer as requested by Agency. “Influencer Content” shall refer to any content created by, on behalf of, or published by the Influencer on the Influencer Owned Social Media Channels pursuant to this Agreement (“Influencer Content”). Each post of Influencer Content on the Influencer Social Channels shall be referred to as “Social Media Posts” (each a “Social Media Post”). For each Social Media Post, Influencer will provide Agency a description of the intended contents of the Social Media Post (“Creative Concept”). Upon Agency’s and Client’s approval of the Creative Concept, Influencer will provide a draft/rough cut of such Social Media Post for Agency’s and Client’s review. If Agency or Client provides Influencer with feedback, Influencer will provide updated Social Media Posts within 2 business days. Influencer will post each Social Media Post within 24 hours of receiving final written approval unless Agency or Client has provided a different schedule. Once posted, Influencer shall not remove the Social Media Posts for a minimum of 12 months from the date of posting unless directed to do so by Agency or Client.

2.	Data Privacy and Security. Influencer represents and warrants that its activities (and the activities of any third party Influencer engages) will comply with all applicable state, federal, and international data privacy and security laws, codes, rules, regulations and guidance as enacted and amended from time to time during the Term of this Agreement, including without limitation Regulation 2016/679 of the European Parliament and the Council on the Protection of Natural Persons with Regard to the Processing of Personal Data and on the Free Movement of Such Data (“GDPR”), the Children’s Online Privacy Protection Act (“COPPA”), 15 U.S.C. § 6501 et seq., and the Children’s Online Privacy Protection Rule (the “COPPA Rule”) (collectively, “Applicable Data Privacy & Security Laws”). Influencer: (i) acknowledges Client’s Third Party COPPA Notice, attached hereto as Exhibit 2, and understands that Client treats all of its websites, mobile apps, social media platforms and channels, online entertainment channels, online games, connected toys, console games, and other Internet- connected services that are owned or operated by

Client or one of Client’s agents (collectively, “Online Services”), as “directed to children” and therefore subject to COPPA and the COPPA Rule, unless such Online Service is one of the certain, limited exceptions maintained by Client, which shall be provided upon Influencer’s written request; and (ii) represents and warrants that it will promptly provide such notice to any third party engaged by Influencer pursuant to this Agreement. To the extent Influencer’s activities (or those of any third party engaged by Influencer) hereunder, including without limitation use of any technology, may allow the collection, handling, use, storage, transfer, or disclosure of personal information from or about the users of any of Client’s Online Services, Influencer agrees to notify Client immediately in writing and obtain prior written consent from Client’s Legal Department. Influencer further agrees not to engage in or enable (or permit any third party to engage in or enable) any retargeting, remarketing, online profiling or online behavioral advertising on Client’s Online Services or otherwise on Client’s behalf without prior written approval from Client’s Legal Department. Without limiting the foregoing, Influencer represents and warrants that, unless Influencer has notified Client in writing and obtained prior written consent from Client’s Legal Department, the Social Media Posts or Influencer Content shall be treated as targeting a child audience (also referred to as “directed to children” and/or “made for kids”) and that all applicable social media platform settings, mechanisms, selections and options shall be marked and enabled accordingly.

3.	Ownership and Licensing.

3.1	Influencer Personality Rights License. Influencer hereby grants to Client and its designees, a royalty-free, perpetual, and irrevocable license and right to use and to authorize others to use (including by license, sublicense, assignment or otherwise) throughout the Territory, only as defined and subject to the Campaign Period and Usage terms as described in the Project Term sheet attached hereto except that Client and its designees shall not be required to remove any Influencer Content posted in accordance with the Campaign Period and Usage terms, for the Influencer’s (including each family member’s and for each person who appears in the Social Media Posts, such person’s) name, image, likeness, voice, performance, social media handles, nicknames, biographical materials, statements, testimonials, recordings, and other indicia, and any portion thereof to the extent necessary for Client to freely display, exploit, publish, photograph, record, modify, edit, reproduce, sublicense, create derivative works from or otherwise use the Influencer Content in any and all media, channels or platforms (now or hereafter known) for commercial, advertising and/or promotional purposes in connection with Client’s products, brands, or games, subject to the Usage terms in the Project Term sheet, without in each and every instance any additional permissions from and/or compensation or notices to Influencer or any other person.

3.2	Client License. Subject to the terms of this Agreement, Client (through the Agency) hereby grants to Influencer a limited, non-exclusive, royalty-free, non-sublicensable and nontransferable right, throughout the Territory during the Campaign Period, subject to the Project Term sheet to utilize Client’s name, products and brands contemplated by the Campaign, and the associated trademarks, trade dress, and copyrights, solely as approved by Client and solely as incorporated into the approved Influencer Content and approved Social Media Posts. Influencer will have the right to display, transmit and distribute the unedited Social Media Posts on Influencer’s Owned Social Media Channels, provided that any post copy has been submitted and approved in writing by Client in advance.

3.3	Work Made for Hire. Influencer acknowledges that the Services, including, without limitation, any deliverables produced by Influencer pursuant to the rendering of the Services, in each case as described in the applicable Project Term Sheet, are being specially ordered and commissioned by Client. As such, such Services and all deliverables, including without limitation the Influencer Content shall be considered a “work made for hire” as defined by US copyright laws and therefore shall be the sole property of Client to use subject to usage terms in the Project Term sheet. If for any reason such work or any deliverables are determined at any time not to be a “work made for hire,” Influencer agrees to and hereby does irrevocably transfer and assign to Client all right, title and interest therein, including all intellectual property rights, such as copyrights, therein, as well as all right to seek and obtain registrations thereon and renewals and extensions thereto, and agrees to execute and file any assignment document or other document as may be necessary or desirable to effectuate the foregoing. In the event Influencer is unable or unwilling to so execute or file such document(s) for any reason, Influencer agrees and hereby does designate Client as its attorney-in-fact with all power and authority to perform such execution and filing as if it were done by Influencer. This power of attorney designation is coupled with an interest and will be irrevocable for the term of this Agreement and thereafter as long as any of the obligations it secures are outstanding.

3.4	Influencer acknowledges that it does not have any rights in any Client Materials or other intellectual property other than those limited rights expressly provided for in this Agreement. Influencer agrees that it will never challenge the ownership of or Client’s rights in or to Client Materials and/or any other.

4.	Representations, Warranties and Additional Covenants.

4.1	Influencer represents, warrants and covenants that except for Client Materials, (a) the Social Media Posts and Influencer Content will be Influencer’s original creations and will not infringe any third- party intellectual property or other rights, (b) Influencer will not include any third party trademarks or copyrighted materials (including but not limited to content, props or music) in the Social Media Posts or Influencer Content without having all necessary rights to enable Influencer and Client to use such trademarks and/or materials as incorporated into the Social Media Posts or Influencer Content, for all purposes described herein, without any royalty or other compensation, and (c) the Social Media Posts and Influencer Content will comply with all applicable laws, rules and regulations, will comply with all applicable social media platforms’ policies, guidelines and codes of conduct, and will include legally sufficient endorsement disclosures and will comply with any written policies or specified guidelines or disclosures provided by Client (including without limitation the Influencer Disclosure Policy attached as Schedule 1, Client’s TikTok Guidelines attached as Schedule 2, and the Advertising Content Guidelines attached as Schedule 3 to this Agreement).

4.2	Influencer represents, warrants and covenants that Influencer will follow all federal, state and local guidance and regulations related to COVID-19. Specifically, Influencer agrees to the following throughout the scope of this Agreement:

●	Maintain appropriate social distance in accordance with local regulations related to limits on group gatherings, and CDC guidance related to appropriate social distancing.

●	If the Influencer is unable to maintain social distance, or as required by local regulations, Influencer will wear a mask or face covering.

●	Influencer will maintain proper hand and respiratory hygiene as recommended by the CDC.

●	Influencer will not gather with other individuals for purposes of performing under this Agreement without previously notifying and obtaining Client’s consent.

4.3	Influencer represents, warrants and covenants that the Influencer Content and the Social Media Posts are the result of a production that is not subject to the jurisdiction of SAG, AFTRA or other acting or entertainment unions or guilds that would impose restrictions on the production or create obligations for residuals or other fees or payments in connection with the use of the Influencer Content or the Social Media Posts, and Influencer forfeits any right to assert such obligations resulting from guild or union membership during the Term.

4.4	During the Term and thereafter, Influencer will not publicly disparage Client or its products.

5.	Authenticity; Measurement.

5.1	Influencer acknowledges that Agency is entering into this Agreement because of the volume and authenticity of the followers, subscribers, engagement and amplification associated with Influencer’s social media accounts and content (“Engagement Data”), and that the Engagement Data is a material inducement for Agency’s execution of this Agreement. Influencer represents, warrants and covenants that the Engagement Data, both in the past and as applicable to the Social Media Posts is (a) to the best of its knowledge derived from real persons interacting with content in the normal course of using any social media channel and (b) not the result of any agreement, compensation or use of any artificial tools or “bots” by Influencer or Influencer’s assistants, employees or agents.

5.2	Influencer will provide the Required Metrics regarding the Social Media Posts and such other metrics as requested by Agency or Client, and such metrics shall be reported on an aggregated basis only, and will not include personal information (as defined under Applicable Data Privacy & Security Laws) unless specifically authorized in advance by Client’s Legal Department in writing.

6.	Disclosure: The Social Media Posts will include only such product claims and information as have been approved by Agency or Client, and Influencer will also include any disclosures or disclaimers as required by Agency or Client.

7.	Removal of Social Media Posts. Upon Agency’s or Client’s request, Influencer will immediately (and in any case within 24 hours) remove Social Media Posts from Influencer’s Social Media Channel(s).

8.	Protection of Client’s Reputation. Influencer acknowledges that its actions may affect Client’s reputation or that of Client’s products, and therefore agrees (a) not to post online any obscene, sexually explicit, or graphically violent content, or (b) to take any action (including but not limited to the posting of material) that (i) involves moral turpitude; (ii) demeans, ridicules or attacks individuals on the basis of age, color, national origin, race, ethnicity, religion, gender, sexual orientation or disability; (iii) is harmful to children; or (iv) promotes tobacco, alcohol, or any products or activities that are illegal in the Territory. In the event that Agency or Client determines that Influencer has violated the foregoing provision for the protection of Client’s reputation, or in the event that Influencer is engaged in or is charged with a crime during the Term, Agency shall have the right to terminate this Agreement, without further obligation, effective immediately upon giving Influencer written notice of such termination.

9.	Cancellation. Agency may terminate this Agreement upon notice without further obligation in the event of Influencer’s breach of any representation, term or condition.

10.	Indemnitees; Limitation of Liability.

10.1	Influencer will indemnify and hold harmless (and if requested by Agency or Client, defend), Agency and Client and their respective officers, directors, employees, representatives and agents (the “Agency Indemnitees”) against all claims, demands, suits, taxes, losses, damages, liabilities, costs, and expenses, including attorneys’ fees and other legal expenses, (collectively, “Losses”) arising from or related to: (a) the Services, Social Media Posts and Influencer Content (except to the extent that the Losses were caused solely by the Client Materials) including but not limited to any actual or alleged infringement of any patent, copyright, or any actual or alleged trade secret disclosure, (b) any negligent, reckless, or intentionally wrongful act of Influencer or Influencer’s assistants, employees, or agents, or (c) any breach by Influencer or Influencer’s assistants, employees, or agents of any of the covenants, warranties, or representations contained in this Agreement.

10.2	Client will indemnify, defend, and hold harmless Influencer from and against all taxes, losses, damages, liabilities, costs, and expenses, including attorneys’ fees and other legal expenses, arising from or related to (but excluding any claim for which Influencer has an obligation to indemnify Client) any grossly negligent or intentionally wrongful act of Client or Client’s assistants, employees, or agents (hereinafter, “Claim”); provided, however, that Influencer agrees to give Client prompt written notice of any such Claim, and to permit Client to conduct and control the defense against such Claim with counsel of Client’s own choosing.

10.3	TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, CLIENT WILL NOT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.	Confidentiality. Except for information that is easily available to the public, this Agreement and all information Influencer receives from Agency or Client is “Confidential Information.” Influencer will not share Confidential Information with any third party and will protect Confidential Information using no less than reasonable care given the sensitive competitive nature of the information. At Agency’s or Client’s request, Influencer will return all Confidential Information that is capable of being returned and permanently delete or destroy any information that cannot sensibly be returned (e.g., electronic files). Influencer shall not disclose to Agency or Client any confidential information belonging to Influencer or any third party. Influencer will not make any public statement relating to this Agreement without Agency’s or Client’s prior written approval.

12.	Miscellaneous.

12.1	Influencer is an independent contractor, not an employee of Agency or Client. Neither Agency nor Client will provide or be liable for any employee benefits (e.g., health and disability insurance, vacation and/or paid time off, etc.). Influencer is solely responsible for timely reporting and paying all taxes. Influencer is solely responsible for obtaining, at Influencer’s expense and in Influencer’s name, disability, worker’s compensation or other insurance as well as all licenses and permits usual or necessary for conducting the Services under this Agreement. Influencer, Client and Agency are not partners or joint venturers, and no party has the right to bind any other in any manner or to hold itself out as any of the other party’s representative or agent.

12.2	The Services described in this Agreement are personal to Influencer. Influencer may not assign, delegate or subcontract Influencer’s obligations hereunder without Agency’s prior written consent. This Agreement is the entire agreement of the parties relating to this subject matter, and supersedes all prior commitments, negotiations and understandings. In the event of a conflict between the terms of an Agency Project Term Sheet, this document and/or any Project and Brand Guidelines (including any “brand briefs”), the order of precedence shall be as follows, in descending priority from highest priority (1) to lowest priority (3): (1) this document unless specifically stated otherwise in the Agency Project Term Sheet, (2) the Agency Project Term Sheet, and (3) any Project and Brand Guidelines. This Agreement cannot be amended except in writing signed by both parties. If any provision of this Agreement is unenforceable, the validity of the remaining provisions will not be affected, and the unenforceable provision will be interpreted to be as close to the original provision as possible while still being enforceable. Sections 3-7 and 10-12 will survive termination or expiration of this Agreement. Any claim arising out of or related to this Agreement must be brought in the initiating party’s individual capacity and not as a plaintiff or class member in any class action or other similar proceeding.

12.3	Regardless of the place of its actual execution and performance, this Agreement shall be deemed executed and performed in England and shall be governed by and construed in all respects in accordance with English law and the parties hereto submit to the jurisdiction of the English Courts.

12.4	Notices must be in writing and will be deemed given when (a) delivered personally, or (b) sent by email, if to Agency, and if to Influencer to the email address in Agency’s records, if the sending party can confirm that the email was apparently sent successfully according to its ordinary technical records and does not receive an error notice.

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